Acuitas Investments, LLC

Compliance Policies and Procedures Manual

September 9, 2022

Table of Contents

Introduction	3
Supervision and Internal Controls	4
Code of Ethics	7
Gifts and Entertainment	17
Political Contributions	18
Marketing	20
Required Books and Records	22
Disaster Recovery / Business Continuity	25
Disaster Recovery Appendix	31
Cybersecurity Policy	37
Electronic Communications	43
Privacy Policy	46
Privacy Notice	52
Trading Policy	53
Futures Trading	59
Office of Foreign Assets Control Regulations	62
Proxy Voting Policies and Procedures	63
Review of Service Providers	66
Subadviser Oversight	67

Custody	69
ERISA Policy	70
Expense Allocation Policy	72
Appendix A - Mutual Fund Fair Valuation Procedures	74

Introduction

This Compliance Policies and Procedures Manual (the “Manual”) addresses the responsibilities of the employees of Acuitas Investments, LLC (“Acuitas”) concerning applicable regulatory, compliance and operational issues. This Manual does not attempt to describe every requirement relating to these activities but summarizes some of those issues and establishes general policies and procedures that apply to all employees.

Acuitas and its employees have a fiduciary duty to Acuitas’ clients and are required to maintain the highest ethical standards and to comply with all applicable federal and state securities laws. Employees must report any violations of this Manual promptly to the Chief Compliance Officer.

If an employee violates any provision contained in this Manual, that employee may be subject to discipline or sanctions by Acuitas at Acuitas’ sole discretion, including fines, dismissal, suspension without pay, loss of pay or bonus, loss of severance benefits, demotion or other sanctions, whether or not the violation also constitutes a violation of law. Furthermore, Acuitas may initiate or cooperate in civil or criminal proceedings against any employee relating to or arising from any such violation.

General Procedures

Acuitas will provide each employee with a copy of the Manual upon initial employment and as updates are initiated thereafter. When each employee receives this Manual, he or she must sign a Compliance Policies and Procedures Attestation (“Attestation”). The Attestation acknowledges that the employee has received and understands this Manual and includes the employee’s agreement to comply with it. Upon hire, each employee also must complete a New Employee Questionnaire. Thereafter, each employee immediately must notify the CCO if any of the information in his or her Employee Questionnaire becomes inaccurate in any respect. Annually, all employees must sign the Attestation.

Chief Compliance Officer

Lisa Thenell, Chief Compliance Officer (“CCO”), has the overall responsibility for monitoring and testing compliance with Acuitas’ policies and procedures. Employees who have questions about this Manual should contact the CCO.

The CCO is also responsible for updating, filing and maintaining disclosure documents with the SEC or other regulatory bodies as applicable. Specifically, the CCO must file an annual update of Form ADV Parts 1A and 2A within 90 days of the fiscal year end. Employees are encouraged to review the firm’s disclosure documents and bring to the CCO’s attention any disclosures that may require amendment or updating.

Supervision and Internal Controls

Annual Review of Internal Documents

Acuitas’ CCO reviews this Manual at least annually to determine its adequacy and the effectiveness of its implementation. The review considers any compliance matters that arose during the previous year, any changes in Acuitas’ activities and any changes in existing regulations or new regulations. Acuitas may conduct interim reviews to respond to significant compliance events, changes in the business arrangements and regulatory developments.

Acuitas has adopted various procedures to implement the firm’s Policies and to help ensure the firm’s supervision policy is observed, implemented properly and amended or updated, as appropriate. These including the following:

●	Adoption and maintenance of a current organization chart reflecting names, titles and supervisory structure.

●	Designated Chief Compliance Officer responsible for implementing and monitoring the firm’s Compliance Policies and Procedures.

●	Regular compliance meetings and on-going and targeted compliance training.

●	Procedures for screening the background of potential new employees.

●	Initial training of newly hired employees with regards to Acuitas’ Compliance Policies and Procedures.

●	Annual review of the Acuitas’ Compliance Policies and Procedures by the CCO.

●	Periodic reviews of employees’ activities (e.g. personal trading).

●	Annual written representations by employees as to understanding and abiding by Acuitas’ Compliance Policies and Procedures.

●	Supervisory reviews and sanctions for violations of any of Acuitas’ Policies.

Procedures for Opening New Client Accounts

To ensure the proper management of client accounts, Acuitas has adopted policies and procedures related to opening new client accounts. All new client accounts shall be opened in accordance with the Client Onboarding Checklist that Acuitas has implemented. These procedures have been developed to minimize the operational and compliance risks associated with the account opening processes, thereby minimizing any potential negative impact on Acuitas’ clients.

Procedures for Opening and Maintaining Subadviser Accounts

To ensure the proper oversight of subadvisers, Acuitas has adopted specific policies and procedures related to entering into a new subadviser relationship. All new subadviser relationships are vetted thoroughly by the investment team, both initially and on an ongoing basis. The CCO will conduct a full review of the subadviser’s compliance policies and procedures and code of ethics and report those findings to the investment team prior to formalizing the relationship. New subadviser accounts shall be opened in accordance with the Onboarding Compliance Checklist. All subadvisers will be required to complete annual and quarterly Subadviser Questionnaires. These procedures have been developed to minimize the operational and compliance risks associated with the opening processes and the ongoing relationship with a subadviser. See Subadviser Oversight Policy for more information.

Client Complaints

It is Acuitas’ policy to provide the highest level of service to our clients. All complaints or potential complaints should be forwarded to the CCO promptly. The CCO and CIO will initiate a prompt, complete and fair investigation. Complaints are defined as a grievance or statement of wrongdoing against Acuitas or its employees by a client. Responses to written complaints will be in writing and all documentation will be maintained by the CCO.

Registered Representatives

Certain of Acuitas’ employees who are involved with compliance, oversight or the promotion of the Acuitas Mutual Funds may hold one or more Securities Licenses through ACA Foreside, an unaffiliated fund distributor and limited purpose broker-dealer. These employees are subject to the policies and procedures adopted by ACA Foreside in their Supervisory Procedures Manual.

Whistleblower Policy

It is Acuitas’ policy that no employee should suffer harassment or retaliation, or an adverse employment consequence because he/she does any of the following:

●	In good faith, reports a violation to a supervisor;

●	Discloses or threatens to disclose, to a supervisor or to a public body (including the SEC), an activity, policy or practice of Acuitas or another entity, with whom there is a business relationship, that the employee reasonably believes is in violation of a law, or a rule or regulation issued under the law;

●	Provides information to, or testifies before, any public body conducting an investigation, hearing or inquiry into any violation of law, or a rule or regulation issued under the law by Acuitas, or another entity with whom there is a business relationship;

●	Provides information involving deception of, or misrepresentation to any client, partner, former employee or any governmental entity;

●	Provides information regarding any perceived criminal or fraudulent activity, policy or practice of deception or misrepresentation which the employee reasonably believes may defraud any client, partner, other employee or any governmental entity.

Any employee who retaliates against another employee who has reported any of the above-stated violations in good faith is subject to discipline up to and including termination of employment. Employees are entitled to take concerns directly to the SEC (www.SEC.gov) under the Whistleblower Program, however, this Policy is intended to encourage and enable employees to raise serious concerns to appropriate personnel (CCO or a Partner) prior to seeking resolution outside of Acuitas.

Code of Ethics

Acuitas feels strongly that our employees should conduct themselves with integrity, honesty and professionalism and act in an ethical manner in our dealings with the public, clients, employers, employees, service providers and consultants. While Acuitas allows individuals to invest for their own accounts, Acuitas’ philosophy is that employees shall avoid conflicts of interest (or even the appearance of conflict) between our clients’ and employees’ own securities transactions. Rule 204A-1 of the Investment Advisers Act requires that investment advisers adopt written procedures to educate and inform personnel about the adviser's policies and expectations regarding their personal trading activity and their conduct as employees of Acuitas

For these reasons, Acuitas has adopted this Code of Ethics. Acuitas’ CCO will be responsible for monitoring and enforcing compliance with this Code.

Access Persons Covered by the Code of Ethics

An Access Person is defined as any employee who has access to nonpublic information regarding clients’ purchase or sale of securities, or nonpublic information regarding the portfolio holdings of any client account. All Acuitas’ employees, including owners, managers, part-time employees, interns and others as determined by the CCO are presumed to be Access Persons (unless determined otherwise by the CCO) and must conduct their professional activities in accordance with this Code of Ethics. The CCO will maintain a list of all persons deemed to be Access Persons. All Access Persons are required to submit to the CCO initial, quarterly and annual holdings reports and quarterly transaction reports pertaining to their personal investment accounts.

This Code of Ethics extends to the Access Person’s immediate family (including any relative by blood or marriage or adoption living in the Access Person’s house) and any account over which the Access Person has beneficial interest. Beneficial interest is defined as any investment or account in which you have the opportunity to benefit, profit or share in any profit (such as a Trust).

The Fiduciary Standard and Loyalty to Clients

Acuitas, as an investment adviser, has a fiduciary duty to act in our clients’ best interests. The SEC’s interpretation of fiduciary duty states that “the adviser must, at all times, serve the best interest of its client and not subordinate its client’s interest to its own. In other words, the investment adviser cannot place its own interests ahead of the interests of its client. This combination of care and loyalty obligations has been characterized as requiring the investment adviser to act in the ‘best interest’ of its client at all times”

To be loyal to our clients, and in keeping with this fiduciary standard, Acuitas requires that its employees exercise the following duties of care:

●	Always put the client’s best interest first;

●	Fully disclose all material facts and potential or actual conflicts of interest;

●	Observe the utmost and exclusive loyalty and good faith;

●	Act with competence, professionalism, integrity and in an ethical manner; and

●	Exercise reasonable care to avoid misleading clients.

All employees will act with competence, dignity, integrity, and in an ethical manner, when dealing with not only clients, but the public, prospects, third-party service providers and fellow employees. You must use reasonable care and exercise independent professional judgment when conducting investment analysis, making investment recommendations, promoting Acuitas’ services, and engaging in other professional activities.

Employees are expected to adhere to the highest standards with respect to any potential conflicts of interest with clients. Neither Acuitas, nor any employee should ever benefit at the expense of any client, nor take inappropriate advantage of their position. Notify the CCO promptly if you become aware of any practice that creates, or gives the appearance of, a conflict of interest.

Employees are generally expected to discuss any perceived risks, or concerns about Acuitas’ business practices, with their direct supervisor. However, if an employee is uncomfortable discussing an issue with their supervisor, or if they believe that an issue has not been appropriately addressed, they should bring the matter to the CCO’s attention or to another supervisor.

Compliance with Laws and Regulations

Acuitas is governed by the SEC, the Investment Adviser’s Act of 1940 and other Federal Securities Laws. At all times, all employees are required to comply with the spirit and the letter of the regulations and the rules governing capital markets. Acuitas’ Compliance Manual has been thoughtfully written to help employees understand what laws apply to Acuitas and to act as a framework for adherence to those regulations. Any questions about Federal Securities Laws or Acuitas’ Compliance Manual should be addressed to the CCO.

Additionally, employees are not permitted, in connection with the purchase or sale, directly or indirectly, of a security held or to be acquired by a client:

●	To defraud such client in any manner;

●	To mislead such client, including by making a statement that omits material facts;

●	To engage in any act, practice or course of conduct which operates or would operate as a fraud or deceit upon such client;

●	To engage in any manipulative practice with respect to such client; or

●	To engage in any manipulative practice with respect to securities, including price manipulation.

Outside Business Activities

Acuitas employees are restricted from participating in other outside business activities without disclosure to and pre-approval from Acuitas’ CCO. Acuitas’ CCO will consult with the Partners as necessary for these requests. All such outside activities will be scrutinized to ensure they do not create an actual or potential conflict with the service we provide for our clients. Please note that mining or trading in virtual currency or cryptocurrency is considered an outside business activity and will need to be pre-cleared with the CCO.

Securities Covered By (and Excluded From) the Code of Ethics

This Code pertains to all securities (as defined by the SEC) which includes stocks, options, corporate bonds, exchange traded funds (“ETFs”), futures, unlisted securities, private transactions, securities held in certificate form outside of a brokerage account and others that fall within the SEC definition. These securities are referred to as “reportable securities”.

For purposes of this Code and the reporting obligations thereunder, the Acuitas US Microcap Mutual Fund will also be considered a “reportable security” and subject to reporting, however, it is not subject to pre-clearance requirements. If an employee has questions about whether a security is a “reportable security” or not, they should consult with the CCO.

Securities not subject to this Code of Ethics include:

●	any open-end mutual funds (other than the Acuitas US Microcap Fund);

●	U.S. government securities;

●	CDs; and

●	money market funds.

These types of investments have no pre-clearance requirements and no reporting requirements with the exception of the Acuitas US Microcap Fund.

Limitations of Personal Trading

Access Persons are restricted by the following policies regarding trading activity in their own accounts, and those accounts held by family members of their current household, including spouses and dependents, as well as in accounts for which the Access Person has a direct or indirect beneficial interest:

●	To prevent conflicts of interest with investments being purchased for our clients, Access Persons are prohibited from purchasing securities with a market capitalization of $4 billion or less at the time of purchase. This includes options on these securities as well.

●	Access Persons will request permission from Acuitas’ CCO, in writing, prior to engaging in any security transactions in his/her personal or related brokerage accounts. Employees should utilize the Security Pre-clearance Form and approval will be valid for only the day the preclearance is submitted to Compliance.

●	Acuitas’ CCO shall receive duplicate statements and trade confirmations for all accounts holding reportable securities.

●	Employees will confirm quarterly that they have provided the CCO with a current listing of all related accounts for the Access Person and for members of the Access Person’s household.

●	Access Persons are required to read and understand the Code of Ethics and acknowledge such understanding with a quarterly attestation.

●	Changes to the Code of Ethics will be communicated to Access Persons by the CCO and Access Persons will confirm acknowledgment with a signed attestation that they have read and understand the Code.

●	Access Persons are prohibited from purchasing shares of any initial public offering.

●	Access Persons are required to receive pre-approval for all investments in private offerings, regardless of the size of the investment.

●	Trading on inside nonpublic information is strictly prohibited.

●	Access Persons will willingly and promptly respond to all requests for personal trading activity reports or documentation.

●	There will be a 60-day holding period for all trades.

●	All questions regarding the Code of Ethics should be addressed to the CCO.

Review and Reporting of Personal Trading Activity

Every Access Person shall provide to the CCO, initial, quarterly and annual holdings reports and quarterly transaction reports for accounts in which they have beneficial ownership of reportable securities.

Holdings Reports - Every Access Person shall, no later than ten calendar (10) days after the person becomes an Access Person, file an initial holdings report and quarterly thereafter within 30 calendar days, a report containing the following information:

●	The title and exchange ticker symbol or CUSIP number, type of security, number of shares and principal amount of each reportable security in which the Access Person had any direct or indirect beneficial interest ownership;

●	The name of any broker-dealer, investment adviser or bank with whom the Access Person maintained an account in which any reportable securities were held for the direct or indirect benefit of the Access Person; and

●	The date that the report is submitted by the Access Person.

●	The initial holdings report must be current as of a date no more than forty-five (45) days.

Quarterly Transaction Reports - Every Access Person must, no later than thirty (30) days after the end of each calendar quarter, submit a quarterly transaction report containing the following information with respect to any transaction during the quarter in a reportable security in which the Access Person had any direct or indirect beneficial ownership:

●	The date of the transaction, the title and exchange ticker symbol or CUSIP number, the interest rate and maturity date (if applicable), the number of shares and the principal amount of each covered security;

●	The nature of the transaction (i.e., purchase, sale or any other type of acquisition or disposition);

●	The price of the reportable security at which the transaction was effected;

●	The name of the broker-dealer, investment adviser or bank with or through whom the transaction was effected; and

●	The date the report was submitted by the Access Person.

The quarterly brokerage statements may replace the additional reporting required above. However, if any of the information required on the reports is not included on the brokerage statement, the Access Person will be responsible for providing the additional information in the time required.

No less often than quarterly, the CCO will review the personal trading activity of Access Persons by reviewing all duplicate confirmations and statements that are required. The Chief Compliance Officer’s accounts will be reviewed by one of the Partners on a quarterly basis in the same manner the CCO reviews all Access Person accounts.

Access Persons are required to promptly notify the Chief Compliance Officer of any additional related account that should be monitored. For any accounts established during the quarter in which reportable securities are to be held for the direct or indirect benefit of an employee, the Access Person must inform Acuitas’ Chief Compliance Officer, in writing, of:

●	The name of the broker-dealer, investment adviser or bank with whom the Access Person established the account;

●	The date the account was established; and

●	The date that the report is submitted by the Access Person.

Additionally, employees who hold a securities license (e.g. 7, 63, 6 etc.) with ACA Foreside will need to receive pre-clearance from ACA Foreside prior to opening any new account with a broker-dealer, investment adviser or bank.

Discretionary Accounts

Fully discretionary accounts with brokers or investment advisers may be eligible for a waiver of the pre-clearance requirement. Please consult the CCO for more information.

Sanctions for Violations to the Code of Ethics

Violations of the Code of Ethics are considered to be serious rule infractions and will be met with disciplinary action up to and including termination. With this in mind, it is important that each Access Person subject to the Code of Ethics review the Policy frequently to ensure familiarity with its rules and restrictions. All personnel have an obligation to report suspected violations of the firm’s Code of Ethics to the Chief Compliance Officer. Employees should feel free to contact the CCO with any questions or concerns they may have regarding these policies.

Summary of Reporting and Preclearance

Investment	Preclearance	Reporting
Stocks and Other Securities	Y	Y
Mutual Funds	N	N
Acuitas US Microcap Fund	N	Y
ETFs	Y	Y
Money Markets, CDs	N	N

Insider Trading

The Insider Trading and Securities Fraud Enforcement Act of 1988 (the “Act”) requires investment advisers to establish, maintain and enforce written policies and procedures designed to prevent the misuse of material nonpublic information by its directors, officers and employees.

The Act lists various policies and procedures that investment advisers need to adopt to prevent insider trading in their firms. These include restricting access to files likely to contain nonpublic information, providing continuing education programs concerning insider trading, restricting or monitoring trading in securities about which the firm’s employees might possess nonpublic information and monitoring and reviewing trading for the firm and individuals.

Acuitas has determined that adopting clear rules against insider trading and educating employees are the best positions an investment adviser can take to avoid potential risks.

Insider Trading Policies

●	No Access Person of Acuitas shall buy or sell securities for his/her personal portfolio or for portfolios of others where his/her decision is substantially influenced by material information derived, in whole or in part, because of his or her employment unless the information is also available to the investing public on reasonable inquiry.

●	Any person having access to material and nonpublic corporate information shall not effect securities transactions and shall immediately report the information to the CCO.

●	All Access Persons must keep all information about clients (including former clients) in strict confidence, including the client’s identity (unless the client consents), the client’s financial circumstances, the client’s security holdings and advice furnished to the client by Acuitas.

●	Access Persons may not disclose to persons outside the firm any material nonpublic information about any client, the securities investments made by Acuitas on behalf of a client, information about contemplated securities transactions or information regarding Acuitas’ trading strategies except as required to effectuate service to the client.

●	To avoid possible violations, supervisors of Acuitas will exercise great care in their supervision of Access Persons and of the securities transactions of their Access Persons. If there is any question as to whether a contemplated purchase or sale would violate the insider trading rules, Access Persons must consult the CCO before executing the transaction.

●	The CCO will disseminate the rules regarding Insider Trading as part of the Code of Ethics at least annually to each Access Person.

●	Acuitas will also require that each Access Person provide the CCO with information regarding his/her personal trading activity. The information will be provided no less often than quarterly through the delivery of duplicate statements.

Acuitas has Gifts Policy a and a Political Contribution Policy which are incorporated by reference into this Code of Ethics.

Attachment – Compliance Manual Acknowledgement Form

By signing below, I certify that I have received, read, understood, abided by, and will continue to abide by Acuitas’ Code of Ethics including any changes that have been made to the Code of Ethics. I understand that any questions about the Code of Ethics should be directed to the CCO.

Print Name:

Signature:

Date:

Gifts and Entertainment

Acuitas holds its employees to high ethical standards. Giving, receiving or soliciting gifts in a business setting may create an appearance of impropriety or may raise a potential conflict of interest. Gifts are defined as anything of value given or received that does not have a business purpose or content, such as a gift basket or a bottle of wine. Acuitas has adopted the policies below to guide employees with respect to gifts and entertainment.

●	Employees should not accept or provide any gifts or favors that might influence decisions of the employee or the recipient in business transactions involving Acuitas, or that others might reasonably believe would influence those decisions.

●	Employees may not give or accept cash gifts or cash equivalents to or from a client, prospective client, or an entity that does business with or on behalf of Acuitas.

●	Employees may attend business meals, sporting events and other entertainment events at the expense of a giver, as long as the expense is reasonable, and not lavish or extravagant in nature. Regardless of whether the employee is accompanied to the event by the giver, the employee must follow the reporting guidelines discussed below.

●	Modest gifts and favors, which would not be regarded by others as improper or extravagant, may be accepted or given on an occasional basis. Examples would include holiday gift baskets. The employee must follow the reporting guidelines discussed below for any gift, regardless of value.

●	Gifts or consideration of any nature to or from broker-dealers directly or indirectly are prohibited.

●	Registered Representatives may not give any gift, gratuity or anything of value that exceeds the aggregate of $100 per year, if such gift is in relation to the business of the recipient’s employer.

●	Political contributions, gifts or entertainment for the purpose of influencing a government decision related to the business interests of Acuitas are strictly prohibited. Additionally, state and local pension plans may be subject to state and local regulations governing gifts and entertainment. Therefore, employees will pre-clear any gifts or entertainment for state or local government clients or prospects.

Reporting Requirements

Any employee who gives or receives, directly or indirectly, anything of value from any person or entity that does business with or on behalf of Acuitas must report the transaction to the CCO. A log of these transactions will be maintained by the CCO.

Entertainment (e.g. meals, coffee, happy hour) is also reportable regardless of whether or not the employee is accompanied by the person or representative of the entity that does business with Acuitas. Attendance at conferences is not considered entertainment. All entertainment must be reported to the CCO and recorded in the Acuitas entertainment log.

This gift reporting is to help Acuitas monitor employees and their activities and potential conflicts of interest. However, the reporting of a gift does not relieve any employee from the obligations and policies set forth in this section, or anywhere else in this Code. Any questions or concerns about the appropriateness of a gift should be referred to the Chief Compliance Officer.

Political Contributions

Various federal, state and local laws (such as Rule 206(4)-5 under the Investment Advisers Act of 1940) restrict political activities by certain entities who do business with government entities, and their use of placement agents to solicit government business. The intent of these laws is to remove the connection between political contributions to government officials who may have influence over the awarding of government and public pension business. The practice, known as “pay-to-play”, distorts the process by which entities are selected for public pension plan contracts and may harm the public pension plans insofar as the plans may subsequently receive inferior services and pay higher fees.

Investment advisers must take reasonable steps to:

●	Ensure that any political activities they engage in are not intended to influence or induce the obtaining or retaining of business, and

●	Confirm their political involvement falls within applicable laws and regulations.

Acuitas has instituted policies and procedures to comply with these requirements.

●	Acuitas and its employees must obtain pre-clearance from Acuitas’ CCO before making any political contribution or providing anything else of value to a government official, candidate, political action committee (PAC) or political organization.

●	Directing or soliciting others to make a contribution on your behalf is prohibited.

●	Any employee is permitted to make a political contribution to a state or local official at or below the de minimis of $350 (within voting district) and $150 (outside voting district) per official, per election as long as the official is not affiliated with a current client of Acuitas. Pre-clearance is required prior to making the contribution.

●	Contributions to Federal candidates or officials are generally allowed with no limit on the amount that can be gifted, however these types of contributions also require pre-clearance by the CCO. Also, if a local politician is running for a federal office, then the de minimis amounts listed above will apply.

●	Volunteer activity is allowed without pre-clearance as long as the activity is not conducted during business hours and the employee is not engaged in an activity that involves “soliciting” others to contribute money to a candidate (e.g. fund-raising dinner).

●	Employees will be required to attest annually as to their knowledge and understanding of this Policy and that they have disclosed all political contributions to the CCO.

All employee information pertaining to political contributions and political activity will be kept confidential. The CCO will keep required records of such activity and will also maintain a list of covered associates which will consist of all full-time and part-time permanent employees but will not include interns, contractors or consultants.

Marketing

The SEC regulates marketing of services to clients and investors pursuant to Section 206(4)-1 of the Advisers Act, which generally prohibits an investment adviser from engaging in fraudulent, deceptive or manipulative activities.

The SEC has a two-pronged approach to the definition of an “advertisement”. The first prong includes any direct or indirect communication an investment adviser makes that: (i) offers the investment adviser’s investment advisory services to prospective clients or investors in a private fund advised by the investment adviser, or (ii) offers new investment advisory services to current clients or private fund investors. This prong will not include one-on-one communications, unless the communication includes hypothetical performance provided: (i) in response to an unsolicited investor request or (ii) to a private fund investor. It also excludes (i) extemporaneous, live, oral communications; and (ii) information contained in a statutory or regulatory notice. The second prong covers compensated testimonials and endorsements.

The SEC has also adopted general prohibitions of certain marketing practices as a means to prevent fraudulent, deceptive or manipulative acts. These prohibitions apply to all advertisements. Specifically, an adviser may not:

●	Include any untrue statement or a material fact, or omit to state a material fact necessary in order to make the statement made, in light of the circumstances under which it was made, not misleading;

●	Include a material statement of fact that the adviser does not have a reasonable basis for believing it will be able to substantiate;

●	Include information that would reasonably be likely to cause an untrue or misleading implication or inference to be drawn concerning a material fact relating to the adviser;

●	Discuss any potential benefits to clients or investors with or resulting from the adviser’s services or methods of operation without providing fair and balanced treatment of any material risks or material limitations associated with the potential benefits;

●	Include a reference to specific investment advice provided by the adviser where such advise is not presented in a manner that is fair and balanced;

●	Include or exclude performance results, or preset performance time periods, in a manner that is not fair and balanced; or

●	Otherwise be materially misleading.

Marketing Materials and Advertising

Before any marketing materials or advertising concerning Acuitas or its services are published or distributed to clients or prospective clients, the material must be reviewed and approved by the CCO. This requirement applies to materials that are to be addressed or distributed to more than one client or prospective client. Client materials, such as performance reports, do not require CCO review. The CCO will maintain a log summarizing the review and approval of marketing materials.

All questions concerning whether a given communication constitutes advertising or sales literature or whether an item of marketing material or advertising has been approved for distribution should be directed to the CCO.

All marketing materials, including supporting performance records, will be maintained and preserved electronically in an easily accessible place for a period of not less than seven years, the first two years in the Acuitas corporate office, from the end of the fiscal year during which the material was last published or otherwise disseminated.

Websites

Inclusive of the definition of an advertisement is Acuitas’ website. Prior to any material being posted on Acuitas’ websites, it must be reviewed and approved by the CCO. Periodically the CCO will monitor and review Acuitas’ websites to ensure compliance with the Marketing Rule, Rule 206(4)-1 and various anti-fraud provisions.

Mutual Fund and Private Fund Advertising Procedures

Acuitas Investments, LLC works in conjunction with business partners at Apex and ACA Foreside to produce various marketing materials for the Acuitas US Microcap Fund. Materials may be included on the Acuitas website which is maintained internally by Acuitas. As the Fund’s distributor, ACA Foreside is responsible for reviewing the Fund-related content posted to the site.

Mutual Fund marketing materials are reviewed for accuracy before being submitted to ACA Foreside for review and also reviewed by the CCO. Final drafts of all materials are saved in a central location at Acuitas to ensure that current versions are easily accessible and in use at all times. Comments and additional disclosure language provided by ACA Foreside are incorporated into a final draft and retained.

The CCO is responsible for ensuring that current versions of marketing materials and supporting disclosures are in use at all times.

Article Reprints

Articles pertaining to Acuitas published in the media may be reprinted and used as marketing materials from time to time. A disclosure document specific to each article reprint is provided by ACA Foreside following review of the article. The disclosure is placed in prominent text on the first page of the reprint, and is updated quarterly to include current performance, top ten holdings and additional edits suggested since the last review. Reprints may not be distributed unless accompanied by current disclosure supplied by ACA Foreside.

Media and Public Appearances

Initial inquiries from the media are to be referred to the CIO or the Director of Research for consideration. Employees should not talk to the media unless directed by the CIO or the Director of Research.

When presenting at a public appearance, speaking engagement or seminar, the CCO should be notified prior to the appearance. ACA Foreside will also be notified for those employees holding Securities Licenses. All public appearance materials are subject to review by the CCO prior to the engagement.

Required Books and Records

As a registered investment adviser, Acuitas is required, and as a matter of policy, maintains various books and records on a current and accurate basis which are subject to periodic regulatory examination. Our firm’s policy is to maintain firm and client files and records in an appropriate, current, accurate and easily-accessible manner and to back up such records to an external hard drive on at least a quarterly basis.

The CCO is responsible for the review and maintenance of the required books and records. As part of the annual review, records will be reviewed to ensure proper retention and the ability of

Acuitas to obtain them promptly. The CCO is also responsible for the periodic review of the process for destroying records to ensure proper safeguards are in place to protect confidential information.

Retention Policy

It is the policy of Acuitas Investments to maintain, in an appropriate and well-organized manner, all books and records required under the Advisers Act, Investment Company Act and any applicable state regulations as appropriate. The firm’s policy is to maintain required organizational and client records and files on-site, with the exception of mutual fund records which are created and maintained by Apex. Acuitas’ record retention period is seven calendar years for all required books and records.

All emails received by or generated through Microsoft Outlook will be archived through an outside archiving service with the exception of email flagged as SPAM. Employees are prohibited from using text messages or any other email platform that has not been approved by Compliance for business communications.

Electronic messages will be retained for a period of seven calendar years. They will be randomly monitored by the CCO on a quarterly basis to help ensure against fraud, misrepresentation and other abuses.

Code of Ethics and Personal Trading Documents

Records required by the Investment Company Act of 1940, Rule 17j-1 (and other requirements) require that the following records be retained in relation to the Acuitas’ Code of Ethics and personal trading activity:

●	A copy of each Code of Ethics in effect at any time within the past six years;

●	A record of any violation of the Code of Ethics, and of any action taken as a result of the violation for at least seven years after the end of the fiscal year in which the violation occurs;

●	A copy of each report made by an Access Person for at least seven years after the end of the fiscal year in which the report is made;

●	A record of all persons, currently or within the past seven years, who are or were required to make reports or who are or were responsible for reviewing these reports;

●	A record of all pre-clearance requests for security purchases for at least seven years after the end of the fiscal year in which the approval is granted.

Corporate Documents

Corporate records relating to the formation of Acuitas are maintained onsite at the Seattle office (520 Pike Street, Suite 1221, Seattle, WA 98101), and will be maintained for the life of the company. In the event Acuitas were to terminate, the records would be maintained for three years following the close.

Performance Documents

Records to substantiate the performance used for marketing purposes will be maintained indefinitely.

Other Documents

Acuitas keeps and maintains certain books and records as appropriate for the firm’s business, pursuant to Rule 204-2 of the Advisers Act and Rule 38(a)-1 of the Investment Company Act. The firm maintains financial records such as financial journals, balance sheets, bills, etc. In addition, the firm maintains client related files pursuant to its role as a fiduciary, such as agreements, statements, correspondence, advertising, etc.

Acuitas’ filing systems for records, whether stored in files or on electronic media, are designed to meet the firm’s policy, business needs and regulatory requirements as follows:

●	Records are arranged for easy access and retrieval.

●	Files are legible, true and complete.

●	All files are reasonably safeguarded from loss, alteration or destruction.

●	Access to files is confined to authorized personnel.

●	Non-electronic records that are electronically reproduced are reproduced accurately.

Record Destruction Policy

A Records Destruction Policy is a critical element of client privacy. The confidential nature of the investment adviser/client relationship precludes the unauthorized access to or use of such information that could result in substantial harm or inconvenience to any customer. All physical copies of client records, correspondence, files, portfolio information, etc., that are no longer required to be retained are shredded. Electronic records may be permanently destroyed after the required retention period at the discretion of the CCO.

Disaster Recovery / Business Continuity

As part of our fiduciary duty to our clients, Acuitas Investments, LLC has adopted this Disaster Recovery/Business Continuity Plan (“Plan”) to address the issues and provide for the firm’s recovery from an emergency or disaster and for the resumption of business operations with minimal disruption in as short a period of time as possible. These policies and procedures are to be used as guidelines and will likely be modified based on the extent of the emergency. The firm’s partners, Chris Tessin and Dennis Jensen will be responsible for implementing the Plan and revising it as necessary during any business interruption.

Data Protection, Back-up and Recovery

Each Acuitas employee has been issued a company laptop. To ensure business continuity in the event Acuitas’ office building is not accessible or employees are unable to gather in proximity such as during a pandemic, all critical files are backed up and stored remotely via a secure web-based file hosting service. Additionally, all investment, analytic and back-office systems are accessible remotely, including FactSet, Advent and email. All critical (confidential, client-related, contracts, etc.) paper files maintained at the Acuitas office are scanned for electronic access. During any type of event in which the partners activate the Business Continuity Plan, employees will be instructed to work from their homes, via their company-issued laptops until further notice. If an employee is unable to work from home during an event and assuming they are able to travel, they should relocate to an area that has electricity and internet until they are able to return to their home or the office.

Communication Disruption

All email accounts and data are fully accessible from any PC connected to the internet. However, employees should only access ShareFile from their company-issued laptop. In the case of an emergency when a company-issued laptop is not available, employees can access ShareFile from a personal device that is set up with virus protection and password protected. In the event of a disruption of phone services, Acuitas will forward office phones to employees’ personal cell phones.

Process Continuity

Acuitas’ investment process is dependent on communication flow with our underlying investment managers, our analytical tools, and risk management systems to be able to continuously monitor the aggregate multi-manager portfolios. Acuitas’ analytical tools and risk management systems are available from remote locations, allowing our professionals to manage the investment process seamlessly in the event of a disruption at Acuitas’ headquarters.

The Director of Research and Chief Investment Officer are responsible for manager selection and portfolio construction decisions at Acuitas. If for any reason one of them is unable to continue in this capacity, the other will assume full decision-making autonomy. Due to the multi-manager framework of Acuitas’ investment products, in the event both individuals are incapacitated, clients’ portfolios can continue to be managed by the underlying managers under the direction of Acuitas’ investment team.

Disruption in Services of Critical Third-Party Vendor

In the event of a disruption in the services provided by a critical service provider Acuitas will attempt to contact the vendor to determine the nature of the problem and obtain an estimated time frame for the restoration of services. If the vendor cannot be reached and services remain inaccessible, an alternate vendor will be utilized. Refer to Review of Service Providers Policy for more detail.

Disruption of Subadviser

Because Acuitas utilizes a multi-manager investment process, the firm relies on the subadvisers’ ability to implement their investment strategies on a daily basis. As such, the analysis and understanding of these subadvisers’ business continuity plans is critical. As part of the manager research process, Acuitas evaluates the subadvisers’ business continuity plans to ensure there is a high probability the firm will be able to continue operations effectively after an unexpected disruption. In the event a manager is unable to implement its investment strategy effectively and efficiently, Acuitas’ research effort is focused on maintaining a list of alternate subadvisers to quickly replace managers in the portfolio.

Disaster Scenario Response Plans

Scenario 1: Acuitas headquarters is temporarily unavailable.

In the event the emergency develops during business hours, employees are to undock laptops, lock Acuitas’ office, evacuate the building and then proceed home to log in and work remotely. Employees will work remotely until the situation is resolved.

If it is determined that the building situation cannot be immediately remedied (24 - 48 hours), all employees will continue to work remotely but may decide to intermittently convene at a central location, based on the circumstances and duration of the disruption.

Scenario 1 Assessment
Status: All systems are operational but personnel are not able to access the building.

Category	Assessment of Disruption	Status
Client Communication	None	If warranted, clients will be notified via cellular phone or e-mail of current situation and kept advised as situation continues and/or is resolved.
Data Feeds	None	FactSet, Advent and manager databases are available remotely. Systems and analytics will be able to continue uninterrupted.
Email	None	All email files are accessible remotely.
Research	None	All necessary research files are accessible remotely.
Risk Management	None	No impact to portfolio, risk analytics are accessible remotely.
Telephone	Minimal	Employees will utilize their cellular phones to converse with service providers and advise clients of the current situation.
Trading	None	Trading will continue remotely.
Service Providers	None	Service providers will be contacted as the situation warrants.

Scenario 2: Acuitas headquarters is permanently unavailable.

Of absolute importance is the safety of employees. If the situation allows, employees are to undock laptops, lock Acuitas’ office, evacuate the building and then proceed home to log in and work remotely.

All employees will continue to work remotely but may decide to intermittently convene at a central location, based on the circumstances and duration of the disruption. Dependent upon the specific disaster scenario, the Partners will determine an appropriate course of action to secure new office space and continue operations through cell phone discussions and meeting at remote locations.

Employees will contact and inform all interested parties of the situation, including clients, external service providers, regulators, etc.

Scenario 2 Assessment
Status: Headquarters permanently unavailable.

Category	Assessment of Disruption	Status
Client Communication	Minimal	Clients will be notified via cellular phone or e-mail of current situation, and new contact information will be communicated.
Data Feeds	None	FactSet, Advent and manager databases are available remotely. Systems and analytics will be able to continue uninterrupted.
Email	None	All email files are accessible remotely.
Research	None	All necessary research files are accessible remotely through the web.
Risk Management	None	No impact to portfolio, risk analytics are accessible remotely.
Telephone	Minimal	Employees will utilize their cellular phones to converse with service providers and advise clients of the current situation.
Trading	None	Trading will continue remotely.
Service Providers	Minimal	Service providers will be notified via cellular phone or e-mail of current situation, and new contact information will be communicated.

Distribution, Testing and Revision of Plan

Each employee will receive a copy of the Plan at least annually. Additionally, a copy of the Plan is maintained electronically on the shared drive.

The Plan will be reviewed at least annually, with revisions being incorporated as they are identified. Changes in business operations, contracts and contacts, new vendors or new addresses for existing employees or vendors, etc. will be reflected in the Plan. The Chief Compliance Officer will be responsible for ensuring that the Plan is updated annually or as required by the frequency of such changes.

Disaster Recovery Appendix

Emergency Phone Numbers

Fire Department	911
Non-Emergency	(206) 386-1400
Police Department	911
Non-Emergency	(206) 625-5011
Paramedic / Ambulance	911
Poison Control	911
Building Management (Tishman Speyer)	(206) 292-9100
Chris Tessin (cell)	(206) 618-4291
Dennis Jensen (cell)	(253) 208-3983
Tricia (cell)	(253) 381-9537
Matt Nieman (cell)	(425) 922-2733
Doug Porter (cell)	(425) 306-3648
Becca Tessin (cell)	(206) 919-5696
Lisa Thenell (cell)	(206) 390-8109
Christa Maxwell (cell)	(210) 799-9293

Additional Employee Contact Information

Name	Email
	Work	Home
Chris Tessin	ctessin@acuitasinvestments.com	chris@thetessins.com
Becca (spouse)	btessin@acuitasinvestments.com	becca@thetessins.com
Home Address: 2018 31st Ave S. / Seattle, WA 98144

Name	Email
	Work	Home
Dennis Jensen	djensen@acuitasinvestments.com	dwjensen71@yahoo.com
Tricia (spouse)		triciacheri@hotmail.com
Home Address: 1212 S. Sunset Dr. / Tacoma, WA 98465

Name	Email
	Work	Home
Matt Nieman	mnieman@acuitasinvestments.com	mattjnieman@gmail.com
Erika (spouse)	Nieman.erika@gmail.com
Home Address: 12523 87th Place NE / Kirkland, WA 98034

Name	Email
	Work	Home
Doug Porter	dporter@acuitasinvestments.com	krs1923@gmail.com
Gina (spouse)		ginamarie6565@hotmail.com

Home Address: 11001 166th Avenue East / Bonney Lake, WA 98391

Name	Email
	Work	Home
Lisa Thenell	lthenell@acuitasinvestments.com	lisathenell@gmail.com
Marty (spouse)	(cell) 206-915-8099	Martin.thenell@gmail.com
Home Address: 117 North 75th Street, Seattle, WA 98103

Name	Email
	Work	Home

Name	Email
	Work	Home
Christa Maxwell	cmaxwell@acuitasinvestments.com	Christa4381@gmail.com
Home Address: 23527 Avila Ridge, San Antonio, TX 78255

Vendor Contact Information

Service	Vendor	Contact	Tel / Fax	Email / Website
Fund Administration	Yulish & Associates 3600 South Harbor Blvd. Oxnard, CA 93035	Kathryn Yulish	Tel: (415) 641-4246 Fax: (866) 241-6673	kathryn@yulish.com www.yulish.com
		Josh Sack	Tel: (415) 641-8600 Fax: (866) 514-0105	js@yulish.com www.yulish.com
Banking	Seattle Bank 1620 4th Avenue, Suite 1 Seattle, WA 98101	Tania Behner	Tel: 206-436-3035	tbehner@seattlebank.com and treasurymanagement@seattlebank.com
Data/Analytics	FactSet 601 Merritt 7 Norwalk, CT 06851	Chris Voigt	Tel: 415-645-0906 1-877-FACTSET	cvoigt@factset.com www.factset.com
Compliance Consulting	SEC Compliance Solutions P.O. Box 148 Medford, OR 97501	Liz Cope	Tel: 541-227-2336 Cell: 541-951-1104	liz@seccsllc.com
Data Back-up & Recovery	ShareFile 4988 Great America Parkway Santa Clara, CA 95054	Customer Service	Tel: 1-800-441-3453	http://www.citrix.com/support/open-a-support-case/
Legal – Fund, Registration	Apex Three Canal Plaza Portland, MA 04101	Zac Tackett	Tel: 207-347-2076	Zac.tackett@apexfs.com
Legal - Corporate	David Riley PLLC 2400 NW 80th St. #194 Seattle, WA 98117	Dave Riley	425-998-7497	david@rileypllc.com
Printer/Copier Service	Pacific Office Automation 1111 Old Eagle School Road Wayne, PA 19087	Chris McReynolds	Tel: 206-575-9710 Cell: 206-261-0720 Fax: 206-575-9714	cmcreynolds@pacificoffice.com
Tech Consultant	ISOutsource	Tim Reynolds	Tel: 206-374-0251	timr@isoutsource.com
Telephone Service	Audian 11232 120th Ave NE #206 Kirkland, WA 98033	Janae Smith	Tel: 844-737-7374	www.janaes@persephone.io
Accounting	Advent	David Gunaseelan	Tel: (972) 764-3130	David.gunaseelan@advent.com
Accounting/ Recon	Empaxis	Doug Moromisato	Tel: (310) 356-5832	doug@empaxis.com

Client Contact Information

*Confidential*

See SalesForce

Cybersecurity Policy

In light of the abundance of cybersecurity breaches and threats against financial firms, and the guidance issued by the Securities and Exchange Commission, Acuitas has developed the following Cybersecurity Policy to help ensure effective controls are in place to prevent, detect and respond to internal and external cybersecurity threats against the firm’s information and technology systems, which may contain confidential information about Acuitas’ clients (names, holdings, market values), and/or non-public information about Acuitas employees or clients such as social security numbers or bank account numbers (collectively “non-public information” or “NPI”).

This Policy is overarching and is intended to address any gaps there may be in Acuitas’ existing policies and procedures (as outlined below), which collectively are designed to help reduce the impact of a cybersecurity threat. It is our intent that these policies work together and that they do not contradict one another.

●	Privacy Policy: addresses the requirements outlined by Regulation S-P, with respect to customer accounts and non-public personal information. The Privacy Policy will apply to ALL client accounts and ALL client information.

●	Review of Service Providers: addresses the firm’s requirements to review service providers on both an initial and on-going basis. Many factors are considered in this review, including the risk of cybersecurity threats.

●	Business Continuity and/or Disaster Recovery Plan: addresses the firm’s backup and recovery procedures, so that in the event of a breach, data can be accessed in a timely manner.

Preventative Actions Against Cybersecurity Threats

The best defense to protecting our clients and Acuitas from cybersecurity threats starts with employees who must be aware of what they are doing and use professional judgment in ALL cases.

All employees and interns will be required to respond and attest to the annual cybersecurity questionnaire and adhere to the following guidelines.

●	Do not use free public Wi-Fi for your phone or company laptop;

●	Do not use a flash drive;

●	Do not use a link sent in an email to log into a site. ALWAYS go directly to the site to log in.

●	Do not store passwords in an un-encrypted location. Use complicated and strong passwords.

●	Password sharing is strongly discouraged. Shared accounts will only be permitted under specific circumstances. All requests for shared accounts must be approved by the CCO. When anyone with a shared account leaves the company, the password for such account must be changed.

●	Do not leave personal information about yourself or clients in a location that can be easily stolen (this includes hardcopy and electronic).

●	Be aware of the emails you are receiving; the perpetrators can use an email that looks similar to someone you know with minor changes to fool you into following links, etc. that lead to them copying your passwords, screens or accessing your computer.

●	Only use computers with anti-virus software.

●	Encrypt any non-public information stored on portable devices or sent outside the firm electronically.

●	Immediately bring any threats or suspicions to the attention of the CCO.

●	Always trust your gut. If something seems atypical, bring it to the attention of the CCO.

Risk Assessment

Because of the rapidly changing nature of cyber threats, no less frequently than annually, Acuitas will conduct and document an assessment that considers:

●	the nature, sensitivity and location of information that Acuitas collects, processes and/or stores, and the technology systems it uses;

●	internal and external cybersecurity threats to and vulnerabilities of Acuitas’ information and technology systems;

●	security controls and processes currently in place;

●	the impact should the information or technology systems become compromised;

●	the effectiveness of the governance structure for the management of cybersecurity risk;

●	whether or not a third-party penetration test should be conducted;

●	if vulnerability scans are occurring and functioning adequately; and

●	If patch management controls are adequate and effective.

This will help enable Acuitas to identify potential cybersecurity threats and vulnerabilities so as to better prioritize and mitigate such risks and guide the annual review testing and to identify whether updates are necessary to this Policy.

Access Rights and Controls

Acuitas Investments restricts access to information of Acuitas’ clients to those who need it in order to service our clients’ accounts. Any employee or intern who has authorized access must abide by the following procedures:

●	Any hardcopy information that is considered non-public information will be stored in a secure compartment at the close of each business day.

●	All electronic files will be stored on ShareFile, a secure and protected back-up and file sharing service provider.

●	Any conversations involving non-public information must be conducted using corporate email that is encrypted (contact the CCO for these procedures).

●	Employees and interns are prohibited from maintaining non-public information on personal computers, tablets, cell phones, or Acuitas desktops.

●	Employees and interns are prohibited from downloading software unless properly authorized (see Approved Program List).

Business Continuity and Disaster Recovery Plan

A critical component to an effective cybersecurity plan is Acuitas’ procedures related to protection against the loss or exfiltration of sensitive data, and the backup and retrieval of data, which is discussed in the Business Continuity and Disaster Recovery Plan. This is also tested for reasonableness and possible weaknesses, as described in the aforementioned plan.

Third-Party Management

Some of the largest breaches have resulted from hackers accessing third-party service provider platforms. Therefore, both initially upon engaging a third-party service provider and at least annually thereafter, Acuitas will review, as deemed necessary, the controls related to cybersecurity and information security for those third-party service providers that have access to Acuitas’ non-public information.

Training

Training will be conducted, as deemed necessary, to encourage responsible employee behavior. Training is mandatory for all employees of Acuitas including interns or part-time employees and will be performed at least annually. The CCO is responsible for the training but may engage the help of others, which may include outside consultants.

Security Breaches & Incident Response

Anyone that becomes aware of theft or misuse of non-public information must immediately report the incident to the CCO. The following steps will be followed to determine the necessary actions:

●	If an electronic breach is suspected or discovered, immediately notify our IT provider – ISOutsource – for assistance, as well as the CCO;

●	Identify the nature and scope, including the parties affected;

●	Determine a resolution to stop the attack or to prevent further theft;

●	Determine whether the FBI or other federal or state regulatory body should be notified;

●	Determine whether to, and if so, how to notify the affected parties;

●	Review the procedures to determine updates/changes to prevent further breaches;

●	Determine any disciplinary action;

●	Conduct a post-incident review of events and actions taken; and

●	Document.

Security Procedures

Password Policy

The following procedures are required for the password used to access Acuitas’ computers:

●	Use strong passwords or phrases that include numbers and special characters.

●	Do not use the same password for multiple accounts.

●	Passwords will be stored in a password vault provided by Acuitas.

●	All computer workstations will have dual authentication.

Encryption Policy

●	Encryption or password protection (using the procedures described in the Password Policy) must be utilized when sending any non-public information electronically. There are various ways to achieve this. Please see the CCO if you are not familiar with how to send non-public information securely.

Portable Devices/Hardware

●	All computers used to conduct business must be equipped with current anti-virus software and firewalls to protect against unauthorized attacks or intrusions.

●	Company issued laptops must be password protected, encrypted and enabled with dual authentication.

●	Cell phones used for business purposes cannot store, send or otherwise use Acuitas’ non-public information.

●	Any device that is lost or stolen must be immediately reported to the CCO and wiped clean, if applicable.

Use of Internet/Wi-Fi

●	Employees and interns are prohibited from utilizing free internet connections with company issued laptops or cell phones used for business purposes.

●	All non-public internet connections must be secured and include a password for protection.

●	Company Wi-Fi used must be encrypted and password protected

●	All guests to Acuitas’ office must utilize the guest Wi-Fi. Acuitas employees should utilize the corporate Wi-Fi.

System and Software Updates

All changes impacting Acuitas’ systems must be authorized by the CCO. These changes include, but are not limited to: new user access, user access rights, employee terminations, firewall changes, web filter changes, global email filtering configurations, security changes, internal router changes, network and server and desktop security software/configuration changes.

Responsible Party

The CCO is responsible for maintaining, reviewing, and testing this Policy. Any exceptions to the aforementioned Policy must be approved by the CCO and documented accordingly.

Electronic Communications

It is Acuitas’ goal to implement reasonable procedures to confirm that employees use of the internet and electronic communications is in accordance with the law and reasonable business standards. Regulators consider electronic communications a form of business communications, and as such, federal rules require Acuitas to capture, retain and monitor electronic communications in accordance with our books and records policy.

For purposes of this policy, “electronic communication” includes written business communications conveyed electronically using business email, personal email, text/SMS messaging, instant messaging and any messaging conducted on third party applications (“apps”) and social media sites.

Email

●	Acuitas’ email, similar to hard copy correspondence, is treated as written communications and such communications must always be of a professional nature.

●	All Acuitas and client-related electronic communications must be on the firm’s systems (e.g., Microsoft Outlook). Use of personal email for business or client communications is prohibited. If an employee receives a business email at a personal email address, it must be forwarded to the Outlook email address for retention and review and must be responded to through Outlook email.

●	Company email is subject to review (typically quarterly) by the CCO to detect possible fraudulent or other improper activities. Any violations will be brought to the attention of the employee and handled accordingly. The CCO’s email will be reviewed by the CIO.

●	All software, files and email messages on Acuitas computers, network and communication systems are the property of Acuitas. They are all subject to review by the Compliance Department, will be retained for at least seven years and may also be subject to regulatory inspection. Please keep this in mind when creating electronic communication.

●	Employees with securities licenses will also be subject to email retention and review by ACA Foreside.

●	Emails may be permanently deleted by the CCO after the seven-year retention period.

Text Messaging

Texting is strictly forbidden for business purposes. In the event that you receive an electronic communication via text (or other means other than Outlook), you should inform the sender that communication must be conducted over Microsoft Outlook, provide your work email address and immediately shift the conversation to Outlook.

Text messaging is permitted for the following limited circumstances:

●	Administrative (i.e. running late for a meeting)

●	Business continuity (i.e. not able to access email)

●	Personal texts with colleagues

Social Networking

Social networking communications related to Acuitas’ business are prohibited. The exception to this policy is LinkedIn which will be utilized to a minimal degree by Acuitas authorized personnel. Otherwise, no employee may use any social media site (including but not limited to Facebook, Instagram and Twitter) for any business purpose in view of the following (and other) considerations:

●	Information about Acuitas that is posted on a social media site is deemed to be marketing. All marketing with respect to Acuitas is subject to extensive regulation under the Advisers Act. With the limited exception of stating his or her title and that he or she works at Acuitas, no employee may post any information about Acuitas on any social media site without prior written approval from the CCO.

●	Employees are required to protect the confidentiality of proprietary information of Acuitas, including, without limitation, information about Acuitas’ operations, strategies, portfolio holdings and trading techniques. Employees are prohibited from disclosing any proprietary information through any social networking communication.

●	Employees are required to protect the confidentiality of all client information. Employees are prohibited from identifying any party as a client or fund investor or posting any non-public information about a client or fund investor on any social media site.

●	Any information posted on a social media site may violate the prohibitions of the Marketing Rule. Employees are therefore prohibited from using the name of any Acuitas strategy/product or discussing a client in any manner on any social media site.

Employees are allowed to list Acuitas as their employer on sites such as LinkedIn. Acuitas maintains a corporate LinkedIn page and employees are encouraged to link their page to the Acuitas profile. Our Head of Marketing and Business Development will be the individual authorized to post whitepapers, articles, interviews, videos and other thought pieces to Acuitas’ corporate LinkedIn page. Prior to posting, the material will be submitted to Compliance for review and approval, similar to marketing materials. No other employees will be authorized to post to the corporate page, however, the CIO, Director of Research and Portfolio Managers will be authorized to repost through LinkedIn anything that has been preapproved and posted to the corporate page.

All postings to LinkedIn will be captured and retained by the CCO. All LinkedIn messaging for these authorized individuals will be captured and retained by Global Relay and reviewed periodically by the CCO.

Other employees of Acuitas may use the LinkedIn messaging function to network and connect with colleagues, prospects and third-party service providers. These communications should be utilized only to establish an introduction. Before the communication becomes business related, it should be moved to the employee’s work email, a phone call or a personal meeting. If you have any questions about the use of LinkedIn messaging, please see the CCO.

At all times, exercise discretion, thoughtfulness and respect. If you would not say it in public, or in your workplace, do not write it. Do not use ethnic slurs, personal insults or obscenity and do not use misleading, promissory or exaggerated language. If in doubt, do not post it or write it.

There are no prohibitions on employees using social media for personal use, other than those listed above.

Personal Device Policy

Employees are permitted to use their smart phones to access company email but only through the use of the Microsoft app (which must be installed by ISOutsource). If employees choose to use their smart phones for work email, then they will be required to have a passcode on their smart phones at all times.

When employees are accessing the Acuitas network from home, they should use company issued laptops for maximum security. Only in emergencies should a personal computer be used to access Acuitas’ electronic information.

Training

New employees will be required to attest to compliance with this policy and all employees will receive at least annual training (or more frequently as needed) on the proper use of electronic communications.

Violations of this policy could result in discipline or dismissal.

Privacy Policy

On June 22, 2000, the Securities and Exchange Commission (SEC) issued Regulation S-P (“privacy rule”) which addresses the obligation of SEC-registered broker-dealers, investment companies and investment advisers to protect the financial privacy of their customers.

This privacy rule requires registered investment advisers to adopt policies and procedures that address administrative, technical, and physical safeguards for customer information. The safeguards should be reasonably designed to: (1) ensure the security and confidentiality of customer records and information; (2) protect against any anticipated threats or hazards to the security or integrity of customer records and information; and (3) protect against unauthorized access to or use of customer records or information that could result in substantial harm or inconvenience to any customer.

Categories of Information

The privacy rule defines three basic categories of information:

●	Publicly available information – any information that the firm believes is lawfully made available to the general public from three types of sources: information from official government records; information from widely distributed media and information that is disclosed to the general public as required by law, such as securities disclosure documents.

●	Personally identifiable financial information – information the firm collects about a prospective client in conjunction with providing a financial product or service. This includes information provided by the prospective client during the application process when entering into an investment advisory contract (e.g., name, phone number, address).

●	Non-public personal information (this is the category of information protected by the privacy rule) – any personally identifiable financial information (such as social security number, bank account number or home address), which if accessed unlawfully could be harmful to the individual.

Acuitas does not disclose or share any non-public personal client information or personally identifiable information with anyone, except as required by law or as required to service the client’s account.

Acuitas uses unaffiliated third-party service providers to support the advisory services provided to our clients. Acuitas provides these third parties with only the information necessary to carry out their assigned responsibilities and only for that purpose. These parties must agree to comply with stringent security and privacy policies and procedures.

Regulation S-P requires that contractual agreements between an investment adviser and nonaffiliated third-party service providers include terms to ensure that the third party will maintain the confidentiality of any non-public personal information it may receive concerning the adviser’s customers. Acuitas will ensure that all service agreements contain adequate confidentiality contractual provisions (as required by the privacy rule). In addition, for those vendors that have access to non-public personal information of clients, Acuitas will request a copy of the service providers’ cybersecurity policies and procedures to help ensure that non-public client information is protected against cyber events.

Customer Relationships

The privacy rule does not apply to institutional or corporate clients. Under the regulation, the privacy policy only applies to individuals, however, Acuitas will strive to maintain confidentiality of all client information such as holdings, account size, asset flow, etc.

Privacy Notices

Acuitas is required to provide clients with an initial privacy notice no later than at the time of establishing the relationship. If there are any changes to the privacy notice, Acuitas will deliver the most current version to each client promptly.

Privacy Protection Standards

The privacy rule requires the adoption of policies and procedures that are reasonably designed to ensure the security and confidentiality of customer information. In addition, these policies and procedures must be designed to prevent unauthorized access to or use of customer records or information that could result in substantial harm or inconvenience to any customer.

To help ensure that information stored and utilized by Acuitas is used and maintained in a secure and recoverable environment, safe from misuse, theft and foreseeable catastrophes, Acuitas has adopted the following policies:

Administrative Safeguards (Managers / Employees)

●	Information owned by Acuitas must be treated with the same care as any other firm asset. All employees are responsible for the protection of information.

●	All employees must understand and adhere to the firm’s Privacy Policy. All employees, including temps and interns, must review Acuitas’ Privacy Policy, and by signing the Attestation are acknowledging their understanding and compliance with this Policy.

●	Employees must safeguard information in their possession to prevent access by unauthorized individuals. Departing employees must not take with them or disclose any information relating to clients or Acuitas proprietary information.

●	Management must protect information, implement information protection standards and procedures, and ensure that all employees under their supervision understand and follow the firm’s Privacy Policy.

●	Management will limit access to client information to those employees that need access to the information to provide services to the client or conduct firm operations.

●	To prevent unauthorized disclosure, employees should not give confidential or non-public information out over the telephone or in response to an email unless they have identified the person to whom they are communicating as either the client, a fiduciary representative of the client, or a party that needs information to complete a transaction for the client, e.g., broker-dealers and custodians.

●	Employees must report any attempted violations of security controls to the CCO.

Physical Safeguards

●	Client confidential information will not be left in offices or conference rooms unattended.

●	Make sure all non-public records are appropriately secured at the end of the day.

●	Lock door to office at the close of business or when the last employee leaves for the day.

●	Employees shall avoid discussing non-public information with, or in the presence of (i.e. elevators, coffee shops, hallways, etc.) persons who have no need to know the information.

●	Visitors should not be permitted to walk unattended in areas where client information is visible.

●	Each employee is responsible for destroying or shredding documents containing client confidential information such as:

o	Client names, addresses and phone numbers;

o	Holdings and trading activity;

o	Employee names, addresses and phone numbers;

o	Acuitas financial information;

o	Capital investor information; and

o	Anything else that is proprietary to our business.

●	The building has established a 24-hour security station on the ground floor.

●	CCO regularly tests any physical safeguards to confirm they are operating properly.

●	Protect against destruction of customer information due to potential physical hazards, such as fire and water damage (i.e., smoke and water detectors) as stated in our Disaster Recovery / Business Continuity plan.

Technical Safeguards (Application & Data Security) – Also see Cybersecurity Policy

●	Client information is primarily stored on a secure, third-party file share service.

●	Acuitas will utilize dual authentication for systems that contain non-public information.

●	All computer systems must limit access to authorized users.

●	Access to non-public information must be restricted to those employees who need access to the information to service the client or conduct firm operations.

●	Computer systems must be protected with individual user identifiers, each with a strong password and dual authentication. Passwords must be kept confidential and secure and employees are encouraged to use an approved password storage application.

●	Use of removable media (i.e. thumb drives) for non-public information is prohibited with the exception of the quarterly file back up to an external hard drive.

●	Laptops with access to non-public information must not be left unattended.

●	Access privileges previously granted to those who are terminated or whose responsibilities change must be promptly revoked.

●	All emails sent must be accompanied with the following disclaimer: “The preceding email message contains information that is confidential and may constitute non-public information. It is intended to be conveyed only to the designated recipient(s). If you are not the intended recipient of this message, please immediately notify the sender. Unauthorized use, dissemination, distribution or reproduction of this message is strictly prohibited and may be unlawful.”

●	Facsimiles should not be utilized to send non-public information.

●	Non-public information (social security numbers) will only be sent over encrypted email or through a secure email system. The CCO will provide training on how to use encrypted email and will monitor emails sent to ensure that this policy is followed.

●	Non-public information will only be sent to known and secure locations. If an employee is unsure of the security of the recipient, they must notify the CCO for assistance.

●	All computers will be protected with appropriate controls such as anti-virus software, firewalls, patches and lock-out periods. All suspected or actual occurrences of computer viruses must be reported to the CCO and IT consultant promptly.

●	All systems/critical applications must be backed up regularly.

●	All employees that have access to Acuitas email on their mobile devices must have these devices set to auto lock and require a passcode to unlock.

●	If employees access Acuitas email through an internet browser, only do so when connected to an internet connection that is trustworthy AND that requires a non-public password to connect.

●	Beware of and avoid fake public Wi-Fi access points that may be designed to dupe a user into connecting so that it can inspect browsing sessions, including email traffic.

●	Acuitas employees are required to use company-issued laptops when accessing Acuitas’ systems or company records.

●	Employees are prohibited from maintaining client non-public information on personal/home computers.

Sharing Data with Law Enforcement Agencies/Regulators

In the event any law enforcement or regulatory agency requests customer personal/financial information from Acuitas for investigative purposes, Acuitas will fully comply with such requests and will provide the information under the following guidelines:

●	Compliance should be immediately notified of any government or regulatory requests for customer personal information.

●	Acuitas will fully cooperate with law enforcement agencies and their investigative government authorities in terms of sharing customer information. Compliance must first verify that such authorities are employed with the government agency, and/or be provided with a signed judicial subpoena or compliance certificate from the law enforcement agency.

●	Acuitas will only provide the specific information requested, and not provide any additional or unsolicited information.

Privacy Notice

Financial companies choose how they share your personal information. Federal law gives consumers the right to limit some but not all sharing. Federal law also requires us to tell you how we collect, disclose, and protect your personal information. Acuitas is committed to maintaining the privacy of our clients and former clients as set forth below. Please read this notice carefully to understand what we do.

Personal information we collect:

The types of personal information we collect will depend on the product and service you have with us, but can typically include:

●	Social security number and/or tax identification number

●	Wire Instructions

●	Name and Address

Personal information we disclose:

Acuitas does not disclose or sell information about our current or former clients to any third parties, except in the following circumstances:

●	To companies that are necessary in order to service your account

●	As required by regulatory authorities or law enforcement officials who have jurisdiction over Acuitas, or as otherwise required by law

How we protect your personal information:

To protect your personal information from unauthorized access and use, we use security measures that comply with federal law. These measures include computer safeguards and secured files and buildings.

If you have any questions about this notice or our privacy policies, please contact us at 206-299-2073.

Trading Policy

Trading Policy and Soft Dollars

Acuitas provides investment management services to its clients through multi-manager portfolios that are constructed using independent managers. As a result of our multi-manager approach to portfolio management, Acuitas rarely places direct trades in any client account. An exception may be the equitization of cash using futures, options or ETF instruments meant to provide equity exposure for the portion of the portfolio held in cash and/or to mitigate certain risk exposures. See Direct Trading Policy below for Acuitas’ trading policies and procedures as they pertain to direct trading in client accounts.

There are potential risks involved in inadequate controls of trading policies and procedures involving trading conducted by subadvisers. In this document, investment professionals involved in making investment decisions on clients’ behalf will be referred to as investment managers regardless of official title. This includes traders, research analysts and portfolio managers.

Potential Risks

In developing these policies and procedures, Acuitas considered the material risks associated with trading. This analysis includes risks such as:

●	Client trades not being placed in such a way as to seek to achieve best execution on the transactions.

●	The allocation of investment opportunities among client accounts is not being done in a fair and equitable manner.

●	Clients participating in aggregated orders do not receive average price and commission rate.

●	Investment managers do not periodically evaluate the quality and cost of services provided by broker-dealers.

●	Investment managers are not monitored or questioned about their use of certain brokers when it appears as though they are compromising best execution.

●	Investment managers fail to disclose all material conflicts of interest relating to brokerage arrangements.

●	Investment managers fail to conduct appropriate due diligence of brokers added to approved broker lists.

●	Investment managers trade for the benefit of soft dollars, or other such benefits, not for the benefit of the client.

Evaluation of Subadviser Trading Policies and Soft Dollars

As a registered investment adviser, and as a fiduciary to our advisory clients, it is Acuitas’ policy and practice to conduct initial and on-going due diligence on selected subadvisers and to make suitable recommendations of the subadvisers in allocations appropriate to our clients’ investment objectives. This due diligence includes assessment of the subadvisers trading policies and procedures and use of soft dollars.

Subadviser Soft Dollar Policies

Soft dollars generally refer to arrangements whereby a discretionary investment adviser is allowed to pay for and receive research, research-related or execution services from a broker-dealer or third-party provider, in addition to the execution of transactions, in exchange for the brokerage commissions from transactions for client accounts.

Section 28(e) of the Securities Exchange Act of 1934 allows and provides a safe harbor for discretionary investment advisers to pay an increased commission, above what other broker-dealers would charge for executing a transaction, for research and brokerage services, provided the adviser has made a good faith determination that the value of the research and brokerage services qualifies as reasonable in relation to the amount of commissions paid. Further, under SEC guidelines, the determination as to whether a product or service is research or other brokerage services, and eligible for the Section 28(e) safe harbor, is whether it provides lawful and appropriate assistance to the investment manager in performance of its investment decision-making responsibilities.

As part of Acuitas’ initial and ongoing due diligence, the firm will seek to ensure that the subadvisers have adopted written soft dollar policies, procedures and practices. Acuitas will variously utilize questionnaires, requests for information and documents, conference calls, interviews and onsite visits to gather information regarding the investment manager’s soft dollar policy, procedures and practices.

Subadviser Trading Policies

As part of Acuitas’ initial and ongoing due diligence, the firm will seek to ensure that the subadvisers have adopted written trading policies and procedures regarding their trading practices. Acuitas will variously utilize questionnaires, requests for information and documents, conference calls, interviews and on-site interviews to gather information regarding the managers’ trading policies to ensure they adequately address issues regarding trading practices. Our assessment includes, but is not limited to, assessments of trade allocation, soft dollars, commission costs, aggregation, brokerage allocation, cross-trading, reconciliation and trade errors.

Trade Errors

In developing these policies and procedures, Acuitas considered numerous risks associated with subadvisers committing trade errors in client accounts. This analysis includes risks such as:

●	Trade errors not being identified and corrected in a timely manner.

●	Trade errors not being reported to management, including the CCO.

●	Management is not carefully reviewing each error to determine if procedures may be implemented to prevent future similar errors.

●	Clients bearing the loss of trade errors.

●	The number of trade errors is excessive.

●	Documentation of trade errors and their resolution not being adequately maintained.

Acuitas has established the following guidelines to effectuate and monitor trade errors committed by subadvisers or other parties such as broker-dealers.

Policy

It is the policy of Acuitas that the utmost care be taken in making and implementing investment decisions on behalf of client accounts. To the extent that any errors occur, they are to be (a) corrected as soon as practicable and in such a manner that the client incurs no loss, (b) reported to the CCO and/or management, and (c) scrutinized carefully with a view toward implementing procedures to prevent or reduce future errors, if necessary.

Errors may occur either in the (a) investment decision-making process (e.g., a decision may be to purchase a security or an amount of a security that is inconsistent with a client’s investment restrictions) or (b) trading process (e.g., a buy order may be executed as a sell, or vice versa, or a security other than that which the investment manager ordered may be purchased or sold). For purposes of this policy, errors in both investment decision-making and trading are referred to as trade errors.

In all cases of trade errors, it is Acuitas’ policy that a client account be “made whole.” Thus, trades must be adjusted as needed in order to put the client in such a position as if the error had never occurred.

Trade errors must be corrected at no cost to the client. Moreover, soft dollars will not be allowed to correct trade errors. Acuitas also will not allow future brokerage to compensate a broker either directly or indirectly for absorbing the cost of correcting an error in an earlier transaction.

Acuitas requires that subadvisers who have identified trade errors in client accounts they are managing for us, must promptly report the trade error to Acuitas’ CCO and provide a written summary of the event, including the resolution which must be to Acuitas’ satisfaction.

Valuation of Securities

As a registered investment adviser and fiduciary to our clients, Acuitas has adopted a policy that requires all portfolios and investments to reflect current, fair, and accurate market valuations. Independent custodians of client accounts will serve as the primary pricing source. Any pricing errors or discrepancies are to be verified, preferably through independent sources, and reviewed by the CCO as well as the Trade Management Committee. In the event current market pricing is not available from the custodian, appears incorrect or there is a significant market disruption that would affect the price of securities, the subadviser holding the security will be responsible for pricing securities, with the oversight of the Acuitas’ CCO and Trade Management Committee.

Acuitas US Microcap Mutual Fund

The Forum Funds II Board of Trustees has designed Acuitas as the Valuation Designee for the US Microcap Mutual Fund with respect to Section 2a-5 and 31a-4 (together the “Rule”) of the Investment Company Act. Acuitas will be solely responsible for performing fair value determinations for securities held by the Fund. The CCO has been designated Chair of the Pricing Committee and will be assisted by various member of Acuitas’ investment and operations teams. Investment professional may assist in the valuation process, but will not be considered voting members. Please see Mutual Fund Security Valuation Procedures (Appendix A) for more details.

Pricing Guidelines and Procedures

Acuitas has adopted procedures to implement the firm’s policy and monitors to help ensure the firm’s policy is observed.

●	Acuitas’ subadvisers utilize, to the fullest extent possible independent pricing services for timely valuation information for client securities and portfolios.

●	Whenever valuation information for specific investments is not available from a pricing service, Acuitas will rely on the subadviser to determine the value of the security, subject to oversight from the CCO and Trade Management Committee.

Correction of Pricing Errors

If an employee believes that a security is being carried at an erroneous price, he or she shall notify the CCO or a member of the Committee. If such a pricing error occurs, Acuitas shall coordinate with the subadviser to take immediate action to correct the price on a going forward basis and to determine the materiality of the mispricing historically. The nature of the mispricing will be documented by the CCO, along with any corrective action. The resolution will be coordinated in conjunction with Acuitas’ GIPS Policies and Procedures.

Direct Trading Policy

In the implementation of our multi-manager strategy Acuitas may engage in direct trading in clients’ portfolios for the purpose of providing equity exposure to the portion of client portfolios invested in cash, to facilitate the initial funding of a client portfolio, or to mitigate certain risk exposures. It is Acuitas’ fiduciary duty to seek to obtain the best price and execution of client securities transactions. This policy discusses Acuitas’ guidelines to govern the manner in which trades will be placed in client accounts.

When necessary, Acuitas shall address known conflicts of interests in its trading practices by disclosure to clients in our Form ADV.

Acuitas does not engage in soft dollar arrangements for its own benefit when conducting direct trading on behalf of clients.

Broker Selection/Best Execution

Acuitas’ principal objective in selecting broker/dealers and entering client trades is to obtain best execution for clients’ transactions. As such, Acuitas will follow procedures to ensure that it is seeking to receive the best execution available. Because Acuitas conducts virtually no direct trading in client accounts, the firm will maintain fewer brokerage relationships than most investment advisers.

Acuitas will seek to select brokers based on several factors, including (but not limited to) the broker’s ability to consistently deliver anonymity, liquidity, speed of execution, expertise in appropriate securities, low commissions, and quality of back-office operations and communication and whether or not the broker offers transition management capabilities. We will ultimately choose brokers on their ability to execute trades in the best interest of clients.

Acuitas shall evaluate its efforts to seek to obtain best execution on client trades, including contemporaneous reviews by Acuitas’ investment managers and semi-annual internal meetings. The contemporaneous reviews consist of personnel of Acuitas that are involved in the order placement/order execution process providing input regarding Acuitas’ execution quality.

Aggregation/Allocation

Given the unique characteristics and equitization programs of Acuitas’ individual clients, it is expected to be rare that trades are aggregated. In the case that orders for the same security are entered on behalf of more than one client, those orders will generally be aggregated (i.e., blocked or bunched) subject to the aggregation being in the best interests of all participating clients. In the event there is an aggregated trade, we will allocate the securities across the accounts, considering account size, diversification, cash availability, and other factors, including, where appropriate, the value of having a round lot in the portfolio. Subsequent orders for the same security entered during the same trading day may be aggregated with any previously unfilled orders; filled orders shall be allocated separately from subsequent orders.

When a trade is to be executed for an individual account and the trade is not in the best interests of other accounts, then the trade will only be performed for that account. This is true even if we believe that a larger size block trade would lead to best overall price for the security being transacted. Client orders may not be aggregated if we determine that the aggregation is not appropriate because of market conditions.

Acuitas’ allocation procedures seek to allocate investment opportunities among clients in the fairest possible way taking into account clients’ best interests. Acuitas will seek to ensure that allocations do not involve a practice of favoring or discriminating against any client or group of clients.

Prior to execution, Acuitas shall formulate allocations. If the entire order is filled, each client shall receive their portion of the allocation specified on the initial allocation. All allocations shall be made prior to the close of business on trade date.

In the event an order is “partially filled”, the allocation shall be made in the best interests of all the clients in the order, taking into account all relevant factors, including, but not limited to, the size of each client’s allocation, odd lots, price movement effects on cash requirements, clients’ liquidity needs and previous allocations. Normally, Acuitas seeks to ensure that accounts will get a pro-rata allocation based on the initial allocation.

All clients participating in each aggregated order shall receive the average price and subject to minimum ticket charges, pay a pro-rata portion of commissions.

Acuitas does not utilize cross transactions when managing client accounts. All trades are placed in the open market. Acuitas does not have any affiliated brokers.

Futures Trading

The SEC adopted Rule 18f-4 under the Investment Company Act which provides an updated, comprehensive approach to the regulation of mutual funds’ use of derivatives and addresses investor protection concerns related to funds’ derivatives use. Under the Rule, there is an exemption for “limited derivatives users” whereby funds that limit their derivatives exposure (defined as: the sum of gross notional amounts of derivatives transactions) to 10% of their net assets are exempt from the Rule’s requirements to adopt a derivatives risk management program, comply with the VaR-based limit on fund leverage risk and comply with the related board oversight and reporting provisions. In the event that this exemption is breached, the adviser is required to provide a written report to the fund’s Board of Directors informing it of how they will bring the fund back into compliance.

Acuitas intends to operate all portfolios under the Commodity Futures Trading Commission’s (“CFTC”) exclusion from regulation as a commodity pool operator. In order to comply, Acuitas will ensure that the aggregate initial margin does not exceed 5% of a portfolio’s net asset value or that the aggregate net notional value of futures in a portfolio will not exceed 100% of the liquidation value of the portfolio. Acuitas files this exemption annually with the NFA and will continue to do so.

Acuitas intends to operate under these two exemptions and has implemented these policies and procedures which are reasonably designed to manage derivatives use in client accounts at Acuitas. The CCO will be responsible for monitoring these exemptions on an ongoing basis as well as maintaining these policies and procedures.

Policy

Acuitas’ objective with regards to futures trading is primarily to equitize cash that would otherwise be uninvested in the market. Acuitas will seek to achieve this by purchasing index futures, such as E-mini Russell futures, through a designated broker/dealer. The extent to which Acuitas invests in index futures contracts will be determined by short-term cash flows, but the net notional value is generally not expected to exceed 5% of a given portfolio.

Risk Assessment/Guidelines

Trading futures involves risk. Acuitas strives to limit the amount of risk that our portfolios are exposed to while trading futures with the following:

●	Written policies and procedures that are reasonably designed to manage our derivatives risk;

●	Trading long-only index futures that are traded on exchanges and settle in cash;

●	Trading liquid futures on major exchanges;

●	Generally limiting derivatives exposure to a net notional value of 5% or less of assets;

●	Trading to equitize cash, not to hedge, speculate or create a leveraged portfolio; and

●	Supervision and compliance oversight throughout the trading process.

Acuitas’ Investment Team is responsible for broker selection and has identified Interactive Broker to facilitate Acuitas’ effort to seek to achieve best execution for our clients with respect to futures. The designated futures broker will be reviewed at least annually during the Organizational Strategy and Oversight Meeting. The broker was selected on a variety of factors which include but are not limited to execution cost, reliable trading tools, best-of-breed technology, robust trading platform, strong security procedures, accessible support and access to the appropriate exchanges and markets.

Trading

Matt Nieman has been designated as the primary trader. In the event he is unavailable, Dennis Jensen and Chris Tessin will be secondary traders. Detailed trading procedures are maintained by the investment team. This policy is maintained by the CCO.

Controls around the trading process include the following:

●	Designation of backup traders in the event the primary trader is unavailable.

●	Cash balances are reviewed at the beginning of the workday.

●	Trade tickets that require senior manager review and approval.

●	Wire initiation forms that require senior manager review and approval.

●	Two-step authorization for incoming or outgoing wires.

●	Post-trade review of all trades to ensure accuracy.

●	Daily compliance and margin monitoring by multiple members of the investment team as well as the CCO.

The entire investment team and the CCO will be copied on all monitoring reports and communication around daily execution.

Acuitas seeks to limit trade errors by establishing policies and procedures around futures trading and ensuring that the appropriate checks and balances are incorporated into these processes. In the event that a trade error does occur, please refer to our Trade Error Policy.

Segregated assets refers to cash, receivables and liquid securities. Acuitas portfolios that utilize derivatives must set aside segregated assets in an amount sufficient to cover any net obligations associated with those transactions. These segregated assets pledged as collateral must remain in the client’s custody account with the exception of commodity futures contracts. Margin and other amounts reasonably necessary to effect transactions in such futures may be held in an account maintained with a registered Futures Commission Merchant.

The segregation requirement for the purchase of long futures contracts is the net settlement amount, marked to market daily. The amount that a portfolio must segregate is reduced 1) by the amount of any initial margin that has been deposited and 2) to the extent that the portfolio has covered its position.

Acuitas is responsible for identifying and monitoring the requirement for segregating assets and documenting the adequacy of segregated assets.

Allocation will always be on a pro rata basis. Currently the investment team is only trading one account therefore all trades will be allocated to that account. In the future, if Acuitas chooses to trade more than one account, the CCO will monitor allocation to ensure that all accounts are treated fairly during the allocation process.

Office of Foreign Assets Control Regulations

Acuitas must comply with laws enforced by the Treasury Department’s Office of Foreign Assets Control (“OFAC”). OFAC administers prohibitions on dealings with certain individuals and entities that OFAC believes are involved in illicit activity.

OFAC regularly updates a list of “Specifically Designated Nationals” (the “SDN list”) that are subject to OFAC prohibitions. Without prior OFAC approval, Acuitas may not accept as a client, or effect any transaction for or on behalf of, any individual or entity on the SDN list. The same prohibitions will apply to individuals or entities on any similar “prohibited persons” list that OFAC may now or later maintain.

Before accepting any client or approving any transfer of an interest in an account, the Chief Compliance Officer or a designee will enter the name of the interested parties into the OFAC search engine:

https://www.treasury.gov/about/organizational-
structure/offices/Pages/Office-of-Foreign-Assets-Control.aspx

If there is a match to an individual or entity on the SDN list, acceptance of the new account may proceed only if the Chief Compliance Officer or a designee can document that the match is not correct.

If the OFAC match is determined to be correct, Acuitas may be required to “block” or reject the transaction, depending on the facts and the requirements of the relevant sanctions program. Acuitas may then be required to report the matter to OFAC within 10 days.

Training

As part of our efforts to ensure compliance, Acuitas will train relevant employees on OFAC procedures. The training may be part of other periodic training sessions held by Acuitas.

Proxy Voting Policies and Procedures

Policy

Because Acuitas utilizes a multi-manager investment approach, subadvisers are responsible for security selection. As such, the subadvisers will maintain proxy voting authority for all securities in their portfolio.

In the event there are securities held in client accounts that are not part of a subadviser’s portfolio, or if for any reason the subadviser is unable to accept responsibility for proxy voting on securities, Acuitas will exercise its proxy voting authority for a client’s securities in the client’s best interest in the following types of corporate matters, keeping in mind that Acuitas’ fiduciary duty and duty of loyalty to each client may call for it to act differently on behalf of different clients who hold securities in Acuitas involved in the proxy solicitation: (a) changes in corporate governance structures; (b) adoption or amendment of compensation plans (including stock option plans); (c) matters involving corporate responsibility; (d) approval of advisory contracts; (d) approval of distribution plans (“12b-1 plans”); (e) approval of mergers or acquisitions; and (f) other non-routine matters, as solicited. In its discretion, Acuitas also may exercise proxy voting authority in routine matters.

As explained below, depending on the circumstances, Acuitas believes that a client’s best interest may call for one of three responses to a proxy solicitation: (1) voting in favor of the proposal in question; (2) voting against the proposal; or (3) not voting either for or against the proposal. The presumption will be to vote either for or against a proposal, though this presumption may be stronger or weaker if the subject matter or circumstances of the proxy solicitation create an actual or potential conflict between the interests of Acuitas and the client (a “Conflict of Interest”). The presumption in favor of voting a client’s shares either for or against a proposal may be overcome for one or more of the reasons described below, among other reasons deemed sufficient by Acuitas.

Procedure

Proxy solicitations received by Acuitas will be promptly routed for review and handling to the Chief Compliance Officer who may solicit assistance from the CIO. The first step will be to determine whether a Conflict of Interest exists. To help make this determination, the CCO will review records of clients, securities holdings, outside activities, personal or business relationships, and other relevant information concerning employees and their families (to the extent such information is known to Acuitas) and will make such additional inquiries within and outside Acuitas as may be appropriate.

A Conflict of Interest may exist in the following circumstances, among others: (a) if proxies are solicited by a company that is (or whose retirement plan or a key employee is) an Acuitas client or has a substantial investment in an investment vehicle managed by Acuitas or another client; or (b) if an employee or his family member has a personal interest in the outcome of a particular proxy proposal, whether through securities holdings, an employment, business or personal relationship, or otherwise (c) Acuitas manages money for a publicly traded company which has a proxy vote that could be considered controversial. These examples of Conflicts of Interest are not intended to be exhaustive.

After determining whether a Conflict of Interest exists, the CCO will decide the extent to which, and by whom, the proxy solicitation will be evaluated further before Acuitas determines what response will best serve the client’s interest. The CCO will keep in mind that the client’s best interest sometimes may call for Acuitas not to vote either for or against a proposal. This may be true, for example, if Acuitas cannot confidently conclude whether the client’s interests will be best served by voting for or against a proposal. It may also be true if, for example, the client’s holding is expected to be liquidated before the actual or predicted outcome of the proxy solicitation. In such circumstances, among others, Acuitas may conclude that employees instead should focus their limited time and attention on other matters more likely to advance the best interests of the client, particularly if a thorough evaluation of the proposal is likely to require substantial research and analysis (for an extreme example, a proxy solicitation involving the acquisition of company in which a client holds 10 shares).

Voting proxies with respect to shares of foreign companies may involve significantly greater effort and corresponding cost due to the variety of regulatory schemes and corporate practices in foreign countries. Each country has its own rules and practices regarding shareholder notification, voting restrictions, registration conditions and share blocking. There may be times when refraining from voting a proxy is in the client’s best interests, such as when Acuitas determines that the cost of voting the proxy exceeds the expected benefit to the client.

The reasons stated in the preceding paragraph for not voting a client’s shares are not intended to provide a broad exemption from Acuitas’ general duty to evaluate proxy solicitations and to vote for or against the proposal in question – but rather to make clear that such factors may and should be considered by Acuitas when deciding upon Acuitas’ response to a particular proxy solicitation.

To the extent, if any, he or she deems appropriate in light of the considerations above, the CCO (with the cooperation of other employees who are knowledgeable about the proposal involved as well as outside resources) will evaluate the proxy solicitation further by considering the following information, as available: (a) proxy statements and other solicitation materials; (b) published reports regarding the business, financial condition and current market position of the company involved; (c) market conditions; and (d) other information that appears relevant to Acuitas’ response to the proxy solicitation.

After such review, if the CCO concludes it is appropriate to vote the client’s shares for or against the proposal, and either that (1) no Conflict of Interest exists, or (2) a Conflict of Interest exists in which the client’s interests will best be served by voting differently from how Acuitas would vote if it were considering only its own interests, Acuitas will vote the shares in the manner deemed to be in the client’s best interest. Absent a clear determination, Acuitas may (but will not be required to) delegate voting authority to a qualified third party.

Investor Requests for Proxy Voting Information

The CCO will respond in writing within 5 days to any client request (written or oral) for proxy voting information. The response will include all information reasonably necessary for the requester to determine how and when the proxies were voted or, if not voted, when and to whom the proxy statement and ballot were forwarded for voting, if that occurred. For this purpose, an investor in any pooled investment entity managed by Acuitas or its affiliate will be considered a “client” when the request involves that pooled investment vehicle.

Class Action Lawsuits

As a matter of policy, Acuitas will not take part in class action lawsuits on behalf of their clients. Acuitas will promptly forward such notices to the custodian who shall be responsible for filing any responses.

Review of Service Providers

Acuitas utilizes unaffiliated third parties to assist in providing investment advisory services to clients. When entering into agreements with such parties, Acuitas will ensure that the parties are completing the contracted services. Failure by the service providers to meet their obligations could subject Acuitas and its clients to increased risk.

Acuitas will obtain an executed written agreement (if possible) with the service provider that includes the services being provided to Acuitas under the terms of the agreement. The written agreement will contain appropriate confidentiality language in circumstances where the service provider will have access to non-public or client information.

Due Diligence Reviews

Acuitas conducts initial and ongoing due diligence of service providers. The extent of the due diligence process varies greatly between service providers and is based on the product/service and risks posed to Acuitas. Such considerations include the nature of the services provided (i.e., whether they are critical to the investment management function; whether they are easily replaceable) and the information to which the service provider will have access (whether they have access to confidential client information, Acuitas non-public information, etc.). Based on this assessment, the service providers will be ranked as high, medium or low risk. All high-risk service providers will undergo a more thorough review which may include requests for compliance documents, internal control reports (SOC1 or SSAE16), cybersecurity policies, information security policies and other documents as necessary.

Reviews will be conducted annually by the CCO.

If an employee has any reason to believe that a service provider is failing to meet the terms of its agreement with Acuitas, the employee must report the issue to the CCO. The CCO will maintain documentation supporting the due diligence reviews of service providers.

Subadviser Oversight

As a multi-manager, Acuitas has the responsibility to oversee the subadvisers hired to manage the various products offered to our clients. Acuitas’ CCO will be responsible for conducting initial and ongoing compliance and operational reviews of subadvisers. Acuitas’ investment team will also conduct separate and on-going investment due diligence reviews of subadvisers and potential subadvisers.

The manager research process is driven by a combination of fundamental and quantitative analysis. The Acuitas investment team gathers and reviews information about the subadviser’s firm, investment team and investment process. This is achieved through a series of phone calls, video calls, onsite visits and thorough analysis of fundamentals such as portfolio holdings, trading patterns etc. Acuitas uses quantitative analytical tools to supplement the fundamental research. The quantitative research includes analysis such as current portfolio risks, how well different investment products complement one another and what historical return patterns have been.

The Acuitas investment team is responsible for ongoing monitoring and research of the investment managers selected to manage client assets. Acuitas professionals will be in frequent contact with the subadvisers, including onsite meetings with the investment teams, conference calls and electronic communication.

Prior to onboarding a new subadviser, Acuitas will utilize a checklist to help ensure that all contractual documents have been executed and all compliance documents have been received in good order.

The CCO will generally conduct the following reviews prior to engaging a new subadviser to manage client assets:

●	Telephone interviews and onsite meetings or video calls with key personnel, including the CCO;

●	Review of the subadviser’s risk management capabilities;

●	Review of the initial due diligence questionnaire;

●	Review of regulatory filings, including Parts 1A and 2A of Form ADV;

●	Review of the Rule 206(4)–7 report;

●	Review of Compliance Policies and Procedures:

●	If applicable, review of any internal control reports; and

●	If applicable, review of the most recent SEC deficiency letter sent to the subadviser, as well as the subadviser’s response.

The CCO will generally conduct the following reviews of subadvisers annually or more frequently, depending upon the circumstances. These reviews will generally include the following:

●	Telephone interview, video calls or onsite meeting with key personnel;

●	Review of initiatives or changes during the previous year;

●	Review of changes to policies or procedures;

●	Review of the annual due diligence questionnaire;

●	Review of any new regulatory filings, including changes to Parts 1 and 2 of Form ADV;

●	Review of any new SEC deficiency letters sent to the subadviser, as well as the subadviser’s response.

Each quarter, the CCO will send to the subadviser a questionnaire, which the subadviser shall complete and return promptly. The CCO will review the questionnaires thoroughly and exceptions or issues will be resolved directly with the subadviser. The CCO will report to the investment team at Acuitas any concerns with the subadviser’s compliance program.

Annually, the CCO will send to the subadviser a questionnaire that will include a request for changes to policies and procedures (including, but not limited to code of ethics, insider trading policies, proxy voting policies and procedures, soft dollar information and so on), as well as other documents. The subadviser will respond to the questionnaire and document request within the time-frame established by the CCO. This review may include an onsite visit or video call.

The subadviser will promptly report to Acuitas’ CCO and CIO any change, or proposed change, in the portfolio managers responsible for managing Acuitas assets.

The CCO will maintain an active working relationship with the subadviser’s CCO. The subadviser CCO will respond promptly to all requests for information and documents from Acuitas.

Custody

As a fiduciary, Acuitas has an obligation to safeguard client assets and protect them from loss and destruction. Rule 206(4)-2 under the Advisers Act (the “Custody Rule”) imposes specific conditions on registered investment advisers who have actual or deemed custody of client assets.

The Custody Rule contains a definition of the term “custody” which includes “holding, directly or indirectly, client funds or securities or having any authority to obtain possession of them.” The definition also includes examples of custody, including when an investment adviser has the authority to deduct client fees, or when the investment adviser acts as general partner of a limited partnership, managing member of a limited liability company or a comparable position for another type of pooled investment vehicle that gives the adviser legal ownership or access to client funds or securities.

In accordance with the definition noted above, Acuitas is deemed to have custody under the Custody Rule because we act as the general partner of private investment funds. There are significant provisions that are applicable to advisers to private investment funds including delivery of account statements. An adviser to a private investment fund does not need to send quarterly account statements to each investor if the private investment fund is (i) subject to an annual audit by an independent public accountant registered with and inspected by the PCAOB, and (ii) distributes its audited financial statements prepared in accordance with generally accepted accounting principles to all investors within 120 days of the end of the fund’s fiscal year. Further, such advisers meeting these two conditions also are deemed to have met the surprise-examination/independent-verification requirement.

Acuitas will adhere to the applicable requirements of the Custody Rule. All fund securities (as applicable) will be held with at least one qualified custodian. In addition, the Adviser will arrange for the delivery to all limited partners of an audited financial statement for each fund, prepared in accordance with U.S. generally accepted accounting principles, on an annual basis, and within the required time frames and conditions stated above. Acuitas also intends to send quarterly account statements to all limited partnership shareholders. Any questions regarding the application of these requirements or the Adviser’s obligations under the Custody Rule should be addressed to the CCO.

ERISA Policy

Acuitas’ goal is to comply with applicable fiduciary and other requirements with respect to advisory clients which are governed by the Employment Retirement Income Security Act (“ERISA”). As an investment manager and a fiduciary with special responsibilities under ERISA, Acuitas is responsible for acting solely in the interests of the plan participants and beneficiaries which includes managing assets consistent with the “prudent man rule”.

Bonding

Acuitas will maintain the bond that is required by ERISA when managing ERISA assets. The bond must pay each ERISA client in the event of fraud or dishonesty, including theft, embezzlement, misappropriation and wrongful conversion that results in a loss to the plan. The bond must be 10% of the amount of funds that are being managed, up to a maximum of $500,000. Acuitas will work with our insurance carrier to ensure our insurance coverage is accurate.

Disclosures

ERISA regulations require Acuitas to disclose, among other things, the services that will be provided, whether Acuitas is a fiduciary under ERISA, and the compensation (direct and indirect) that Acuitas expects to receive in connection with the services provided. Acuitas updates such disclosures annually as required and they are available upon request.

Prohibited Transactions

ERISA imposes strict prohibitions on fiduciaries for ERISA accounts such as engaging in transactions with other fiduciaries or “parties in interest” for the account. Investment managers may trigger prohibited transactions when engaging in portfolio transactions for ERISA accounts by, for example, purchasing securities from or selling securities to another fiduciary or party in interest to an account (e.g., IPOs and other principal trades). As such, it is important that Acuitas seeks to obtain information from the ERISA accounts with regards to other parties in interest at account inception. Additionally, the investment team at Acuitas regularly reviews client portfolios to ensure that they are in conformity with clients’ written investment policy statements and guidelines.

Fees

ERISA permits plans to pay no more than “reasonable compensation” for services. Fees will be set forth in an advisory agreement and determined based on the client’s needs such as the complexity of the investment objective and portfolio restrictions. Acuitas believes that our investment advisory fees are reasonable in light of the services provided and does not assess any additional fees to our clients other than the advisory fee. Acuitas’ fees are exclusive of brokerage commissions, transaction fees, custodial fees and other fees and taxes on brokerage and custodial accounts.

Proxy Voting

Acuitas has an obligation pursuant to ERISA to vote ERISA account proxies if the client delegates voting authority or if Acuitas understands that no other fiduciary has taken responsibility for proxy voting. Acuitas’ Proxy Voting Policy describes the process under which Acuitas votes proxies.

Gifts and Entertainment

ERISA prohibits fiduciaries from receiving any consideration in connection with a transaction involving the assets of an ERISA plan. Acuitas’ CCO monitors gifts and entertainment to ensure no additional consideration, other than advisory fees, is received in connection with ERISA accounts.

Trade Errors

As with other accounts, trade errors affecting ERISA accounts must be corrected promptly and in a manner that ensures that the account is made whole. Failure to do so could be construed as a violation of ERISA. Acuitas’ Trade Error Policy provides that all clients, including clients with ERISA accounts, must be made whole for trade errors.

Plan Employer Securities

ERISA plans are limited to investing no more than 10% of their assets in a plan employer. Acuitas typically does not allow exposure to any single issuer to reach 10% of an account’s value and will monitor for adherence to this limitation.

Soft Dollar Transactions

Section 28(e) of the Exchange Act generally permits ERISA plan fiduciaries to enter into soft dollar arrangements so long as the arrangements are consistent with the Section 28(e) safe harbor. Acuitas monitors subadviser soft dollar usage to ensure they are in accordance with the requirements of Sections 28(e), as further described in Acuitas’ Soft Dollar Policy.

Expense Allocation Policy

Acuitas manages two limited partnerships: The Emerging Markets Small Cap Fund LP and the Long/Short Fund LP (the “Funds”). Fees for these limited partnerships are disclosed in the offering memorandum (Private Placement Memorandum, Limited Partnership Agreement and Subscription Agreement). Acuitas intends to allocate expenses to these Funds in accordance with the offering memorandum.

Methodology

As codified in the offering memorandum for the Funds, Acuitas bears its own organizational costs and overhead costs, including office space, utilities costs and compensation of our personnel. With the exclusion of the organizational costs, the Funds are responsible for all expenses associated with their investment activities and operations and certain other expenses including management fees, registration and filing fees, tax services, administrator fees, brokerage commissions, banking and custody charges, interest and fees relating to borrowing, withholding taxes, costs of communicating with Limited Partners, legal, accounting and expenses incurred in the offering and sale of ownership interests in the Fund (but not commissions or similar fees paid to salespeople).

Expenses incurred by Acuitas in connection with our registration as an investment adviser with the SEC or our compliance with laws and regulations applicable to registered investment advisers will be borne by Acuitas.

Oversight

On a monthly basis, Acuitas will perform a reasonableness check of the accounting statement provided by the Funds’ administrator (Yulish & Associates) which details the expense allocation for the Funds. Expenses and performance will both be reviewed. A Portfolio Manager is responsible for this review. Discrepancies will be researched and resolved before producing client statements.

Appendix A – Mutual Fund Security Valuation Procedures – Sept 8, 2022

BACKGROUND

Section 2(a)(41) of the Investment Company Act of 1940 (the “1940 Act”) requires funds to value their portfolio investments using the market value of their portfolio securities when market quotations are “readily available,” and, when a market quotation for a portfolio security is not readily available or if the investment is not a “security,” by using the investment’s fair value, as determined in good faith by the fund’s board.

Rule 2a-5 and 31a-4 (together, the “Valuation Rule” or the “Rule”) under the 1940 Act establish minimum procedural and recordkeeping requirements, respectively, for making and documenting good faith determinations of fair value in accordance with Section 2(a)(41) and clarify a board’s role relating to such determinations. Each fair value determination involves, among other things, assessing and managing material risks; selecting, applying, and testing fair value methodologies; and overseeing and evaluating any pricing services utilized by the funds.

The Valuation Rule permits a fund’s board of directors to designate the fund’s investment adviser as a valuation designee (“Valuation Designee”) to perform fair value determinations, subject to board oversight, specific reporting, and recordkeeping requirements. The Valuation Designee must be the investment adviser of a fund; it cannot be a sub-adviser or other service provider.

The Forum Funds II Board of Trustees (“Board”) has designated the investment adviser to its respective funds as the Valuation Designee for purposes of the Valuation Rule. The Rule allows other service providers, including fund administrators, to assist the Valuation Designee in the fair valuation process, so long as the Valuation Designee is ultimately responsible for fair value determinations. These procedures have been developed to assist the investment adviser in fulfilling this responsibility.

VALUATION DESIGNEE

The Board has designated Acuitas Investments, LLC as the Valuation Designee (“Valuation Designee”) to its respective fund pursuant to the Valuation Rule.

The Valuation Designee will reasonably segregate fair value determinations from the portfolio management of each fund such that the portfolio manager may not determine, or effectively determine by exerting substantial influence on, the fair values ascribed to portfolio investments. The Valuation Designee will specify the titles of the persons responsible for determining the fair value of the designated investments.

The names and title of individuals and their Valuation Designee roles are provided in Schedule A to these procedures.

RISK ASSESSMENT

On a periodic basis, but no less frequently than annually, the Valuation Designee will assess the material risks associated with the determination of the fair value of the relevant Fund’s investments, including a review of any material conflicts of interest and an assessment of the Valuation Designee’s management of the material risks.

The Valuation Designee may engage in ad-hoc assessments outside of the stated period, when the Valuation Designee determines it is necessary due to significant changes in the relevant Fund’s investment strategy or policies, market events or other relevant factors.

In completing its risk assessment, the Valuation Designee will consider a variety of sources or types of valuation risk. Examples of these changes include, but are not limited to: (i) types of investment; (ii) the potential for market or sector shocks or dislocations; (iii) the extent to which a fair value methodology uses unobservable inputs (particularly if such inputs are provided by the Valuation Designee); (iv) the proportion of a fund’s investments that are fair valued and their contribution to the fund’s performance; (v) the reliance on service providers that have more limited experience or that are, in turn, relying on downstream service providers; and (vi) the risk that fair value methods are inappropriate or being inconsistently or incorrectly applied.

Any material changes to this assessment as determined by Valuation Designee will be documented and provided to the Board as part of Valuation Designee’s quarterly reporting under Section VII.A. of these procedures.

FAIR VALUE METHODOLOGIES

The rule provides that fair value as determined in good faith requires the adviser to establish and apply fair value methodologies (“FVMs”). To satisfy this requirement, Valuation Designee is required to:

●	select and apply appropriate fair value methodologies - specify the key inputs and assumptions specific to each asset class or portfolio holding if applicable;

●	periodically review the appropriateness and accuracy of the methodologies selected and make any necessary changes or adjustments where necessary; and

●	monitor for circumstances that may necessitate the use of fair value.

With respect to Valuation Designee’s processes, Valuation Designee generally relies on the pricing services recommended by Atlantic Fund Administration, LLC, a wholly owned subsidiary of The Apex Group (collectively, d/b/a Apex Funds Services) (“Apex”), as Fund Administrator, to price the investments of a fund. Valuation Designee will periodically review the hierarchy of approved pricing services as applied by Apex and will be responsible for oversight of the pricing services in accordance with Section VI.A. of these procedures.

Selected methodologies may be changed if a different methodology is equally or more representative of the fair value of fund investments. Any changes in methodology determined by Valuation Designee will be documented and provided to the Board as part of its quarterly reporting. The Valuation Designee, in its sole discretion, has selected and approved the fair valuation methodologies discussed in these procedures, including the factors to be considered in deeming prices unavailable or unreliable.

Fair Value Method

In the event that a market price is not readily available or is deemed to be unreliable under any of the circumstances specified in Section IV.B., below, the Valuation Designee shall determine a fair valuation for the asset in accordance with these procedures, applying the methodology specified therein for the relevant asset type.

To the extent practicable, a fair value determination should be based on observable inputs. Observable inputs reflect the assumptions market participants would use in pricing the asset based on market data obtained from sources independent of the investment adviser and the Fund(s).

Price Unavailable or Unreliable

An asset price may be not readily available or deemed unreliable under any of the following circumstances, as determined by the Valuation Designee.

1.	Price Not Readily Available. A fair value determination may be required when an asset price is not readily available, including a price for: (i) assets for which trading is halted and does not resume before the close for the day; (ii) restricted securities, for which there is no public market and vendors are unable to provide a value; (iii) assets that are thinly traded and may not have a current price available as of the Valuation Time; (iv) assets traded on markets that close prematurely or never open; and (v)

assets for which vendors are unable to provide readily available quotations.

2.	Price Deemed Unreliable. A fair value determination may be required when the Valuation Designee reasonably believes that a value provided, including by an independent, third-party pricing agent (“Independent Pricing Service”) does not reflect the current market value of an asset.
3.	Significant Events. A fair value determination may be required following a “significant event” that “would materially affect the value of the security and therefore may suggest that market quotations are not reliable.” For instance, if a Fund invests in securities that trade in foreign markets, a significant event may occur after the market closes in the relevant jurisdiction but before the Fund prices its shares. In determining or evaluating the fair value of assets following a significant event, the Valuation Designee may determine that the aggregate effect on the Fund would not materially impact the Fund’s NAV. In such case, the assets may be valued using their closing values. Below is a non-exclusive list of possible significant events:

a.	Single-Issuer Events:

1)	Corporate announcements such as reorganizations, earnings, product offerings or recalls and litigation;

2)	Regulatory news, such as governmental approvals for patents or pharmaceuticals; and

3)	News relating to natural disasters affecting the issuer’s operations.

b.	Multiple-Issuer Events:

1)	Significant fluctuations in domestic or foreign markets;

2)	Unforeseen market disruptions;

3)	Natural disasters; and

4)	Armed conflicts.

c.	Significant Market Fluctuations:

1)	Baskets of depository receipts relating to securities in a foreign market;

2)	Futures contracts or other derivatives based on indices representative of a foreign market;

3)	Baskets of securities from a foreign market or funds that comprise those securities, such as exchange-traded funds or closed-end country funds; and

4)	Securities in domestic markets, to the extent that their prices correlate with foreign markets.

The Valuation Designee, with the assistance of the Fund Administrator, shall monitor for circumstances in the market that may necessitate the use of fair value and determine whether an event is a significant event.

Fair Valuation Methodologies for Common Asset Types

Asset Type	Fair Valuation Methodology
Exchange traded assets	If the market closing price is unavailable, the mean between the most recent quoted bid and asked prices (the “Mean”) on the primary exchange on that date may be used to value the security.
Non-exchange traded assets	Assets not traded on any securities exchange and for which over-the-counter market quotations are readily available from any generally recognized over-the-counter market that in the Valuation Designee’s judgment provides sufficient trading volume on which a valuation may be based shall be valued at the market closing price. Otherwise, the mean price shall be used.
Debt securities, convertible securities, loans and depository receipts

The value of a debt security, convertible security, loan or a depository receipt may be based on the evaluated mean calculated according to an Independent Pricing Service methodology for determining values for the applicable security type.

Notwithstanding the foregoing, debt securities having 60 days or less to maturity that are expected to be valued at par at maturity may be priced by the amortized cost method if the Valuation Designee determines that this method is appropriate.

Options	An exchange-traded option shall be valued at $0.01 (for the entire position) if (i) no bid price is available, the option is “out of the money” by more than 5% and the option’s expiration date is within two months or (ii) no bid is available and the option is “out of the money” by more than 30%. For this purpose, any option coded by an Independent Pricing Service as “stale” or equivalent shall be deemed “out of the money.” An exchange-traded option shall otherwise be valued using the last sale price unless the last sale price is not between the closing bid and asked prices; if the last sale price is not between the closing bid and asked prices, then the mean of the closing bid and asked prices will be used.
Forward contracts	Forward currency contracts are valued at the mean of bid and ask prices interpolated from rates for proximate time periods, as provided by an Independent Pricing Service.
Currencies and related items	The value of foreign currencies and of assets whose value is calculated in a foreign currency shall be translated into U.S. dollars based on the mean of prices from major banking institutions that deal in foreign currencies and currency dealers.
Non-U.S. exchange traded securities	To reflect the impact of post-closing market movements, the local closing price of a non-U.S. exchange traded security may be adjusted by a factor calculated according to an Independent Pricing Service’s methodology for determining such factors.

Factors to Consider

When determining the fair value of another type of asset or determining the value of a common type of asset other than pursuant to Section IV.C., above, the following nonexclusive list of factors should be considered to the extent relevant, as well as any other factors that could affect the price that a Fund might reasonably expect to receive in a current sale of the asset:

1.	The nature of the asset;

2.	The issuer’s financial condition, the nature of its business, the state of its industry and markets, its historical and projected earnings, and the book value of its assets;
3.	The cost of the investment;
4.	Available analyst, media or other reports or information on the issuer, its industry and markets;
5.	Any recent price or dealer quotation that may be available, the time elapsed since that price or quotation was established, and the circumstances under which it was established;
6.	Recent corporate developments and (with due regard for the likelihood of their ultimate occurrence) pending corporate developments;
7.	The nature and duration of any trading restrictions; if the instrument is subject to a regulatory trading suspension, the reason for the suspension;

8.	The price and extent of public trading in similar securities of the issuer or comparable companies;

9.	The discount from market value of unrestricted securities of the same class at the time of purchase;

10.	The existence of a shelf registration for restricted securities;

11.	The existence of any undertaking to register the asset and the time frame to do so;

12.	The value of other financial instruments, including derivatives, traded on other markets or among dealers;

13.	Values of indices or baskets of securities traded on other markets, exchanges or among dealers, such as ADR trading and closed-end fund trading;

14.	Changes in interest rates;

15.	The political and economic environment and government actions or pronouncements;

16.	The value of foreign securities trading on other foreign markets;

17.	Foreign currency exchange activity, currency exchange ratios and their fluctuation, and currency restrictions;

18.	Investment repatriation restrictions;

19.	Any liquidity or settlement issues particular to the issuer’s country;

20.	If the Fund or other fund advised by the Adviser holds similar instruments, the methods used to value those instruments;

21.	With respect to restricted securities, the market price of unrestricted securities of the same class at the time of valuation, potential release of restrictions on the security, registration rights (if any), and cost to the Fund related to registration of the security; and

22.	With respect to foreign securities, trading on other foreign markets, ADR, GDR, exchange-traded funds and closed-end fund trading prices, and foreign currency exchange activity.

Expiration of Fair Value Methodologies

A fair value or methodology that the Valuation Designee has determined to use to value an asset is considered valid until such time as the value or methodology is changed or discontinued by the Valuation Designee.

TESTING METHODOLOGIES FOR APPROPRIATENESS AND ACCURACY

In applying fair value methodologies, Valuation Designee will be responsible for testing the appropriateness and accuracy of the fair value methodologies used and when appropriate, adjusting these methodologies where necessary. Valuation Designee will rely on reporting from Apex to compare primary and secondary pricing sources, perform back-testing on trading activity, and monitor stale prices.

Testing of Fair Value Methodologies

The Valuation Designee, on a quarterly basis, shall test the appropriateness and accuracy of the aforementioned fair value methodologies, making any necessary changes or adjustments thereto, and implement routine control procedures designed for such purpose.

The Valuation Designee may utilize methods such as back-testing for such purposes.

The Valuation Designee may rely on reports and other information from the Fund’s Administrator to assist with such testing, including information comparing primary and secondary pricing sources.

Valuation Designee will provide a report package at least annually to the Board summarizing the results of the testing of fair value methodologies as required by the Rule and Section VII.B. of these procedures.

Fund Accountant

The Fund Accountant shall document and retain as part of each Fund’s daily records all material discrepancies identified by its control procedures and the resolution and verification steps taken by the Fund Accountant. The Fund Accountant shall determine whether the result of the variance or price review should be brought to the attention of the Valuation Designee, for example, if the variance exceeds the thresholds set forth below.

The Fund Accountant shall conduct a review with respect to each day a Fund’s NAV is calculated for material variances between the current value supplied by an Independent Pricing Service or by broker quote and the previous value used for each asset. Any variances that exceed the following thresholds shall be researched by the Fund Accountant and categorized by the Valuation Designee as reasonable or considered unreliable.

Asset Type	Allowable Variance
Equity securities	10%
Mortgage-related securities	7%
Other fixed-income securities	2%
Options and Derivatives	25%

Other Reviews of Valuations

The Fund Accountant shall:

1.	Trade-Price Variance. When trades occur for a Fund, conduct a review for material variances between the trade price and the prior day’s valuation for each asset. Material variances shall be researched by the Fund Accountant and categorized by the Valuation Designee as reasonable or considered unreliable.

2.	Stale Values. Weekly, conduct a review for stale values. A stale value is a value that has not fluctuated for five (5) business days (as defined by the relevant Fund) due to a thinly traded market, no market for the asset or otherwise. Stale values will be researched by the Fund Accountant and categorized by the Valuation Designee as reasonable or considered unreliable.

3.	Equity Values. To the extent practicable, daily cross-check the prices received for equity securities to a second source. Material variances should be researched by the Fund Accountant and categorized by the Valuation Designee as reasonable or considered unreliable.

4.	Price Not Available. Daily, conduct a review for assets for which a price has not been provided by an Independent Pricing Service.

PRICING SERVICES OVERSIGHT AND PRICING CHALLENGES

The Rule requires that Valuation Designee develop a process for approving, monitoring, and evaluating each pricing service, including a process for initiating pricing challenges as appropriate

Evaluation of Independent Pricing Services

The Valuation Designee, with the assistance of the Fund Administrator, is responsible for overseeing Independent Pricing Services, including establishing the process for approving, monitoring, and evaluating each Independent Pricing Service. As part of this oversight, the Valuation Designee, with the assistance of the Fund Administrator, shall consider:

1.	the qualifications, experience, and history of the Independent Pricing Services;

2.	the methods, techniques, inputs, and assumptions for different classes of holdings during different market conditions;

3.	the quality of the pricing information provided when approving a particular Independent Pricing Service;

4.	the Independent Pricing Service’s process for considering price challenges, including how it incorporates information received from price challenges into its pricing information;

5.	the Independent Pricing Service’s actual and potential conflicts of interest and the steps it takes to mitigate such conflicts; and

6.	the testing process used by the Independent Pricing Service.

On an ongoing basis, a Fund’s Valuation Designee, with the assistance of the Fund Administrator, shall monitor and evaluate the Fund’s Independent Pricing Services and maintain documentation of the same. For example, Valuation Designee will review Apex’s vendor due diligence and when appropriate, review the methodologies and market data inputs that were used by such vendors.

Pricing Challenges

The Valuation Designee may challenge a price presented by an Independent Pricing Service on the basis of a good faith belief that the price determined by the Independent Pricing Service is not reflective of the value of the security.

If the Valuation Designee chooses to challenge a price, the Valuation Designee must document the basis of its challenge and propose an alternative price and methodology consistent with these procedures.

BOARD REPORTING

Quarterly Reporting

Valuation Designee will provide a written report to the Board at least quarterly which will include:

1.	any reports or materials requested by the Board related to the fair value of designated investments or the Valuation Designee’s process for fair valuing fund investments; and

2.	a summary or description of material fair value matters that occurred in the prior quarter. This summary description must include:
a.	any material changes in the assessment and management of valuation risks, including any material changes in conflicts of interest of the Valuation Designee (and any other service provider);
b.	any material changes to, or material deviations from, the fair value methodologies; and

c.	any material changes to the Valuation Designee’s process for selecting and overseeing pricing services, as well as any material events related to the Valuation Designee’s oversight of pricing services.

Material matters include those matters about which the Board would reasonably need to know in order to exercise appropriate oversight under these procedures or the Trust’s Policy. Such matters include, but are not limited to; (i) significant deficiencies or material weaknesses in internal control over financial reporting related to fair value determinations that have been identified; (ii) items that “could have materially affected” the fair value of the relevant Fund’s investments as proposed; (iii) change to an Independent Pricing Service affiliated with the Adviser; and (iv) material changes to or deviations from methodologies, including changes to critical inputs or assumptions.

Annual Reporting

Valuation Designee shall also provide at least annually, in writing, an assessment of the adequacy and effectiveness of the Valuation Designee’s process for determining the fair value of the designated portfolio of investments.

At a minimum, this annual report must include (i) a summary of the results of the testing of fair value methodologies required under the Rule and Section V.A. of these procedures; and (ii) an assessment of the adequacy of resources allocated to the process for determining the fair value of designated investments, including any material changes to the roles or functions of the persons responsible for determining fair value.

The annual report may also include the results of Valuation Designee’s risk assessment required under Section III. of these procedures.

Prompt Board Notification

Valuation Designee will also provide written notification on the occurrence of matters that materially affect the fair value of the designated portfolio of investments within a time period determined by the Board, but no later than 5 business days after the Valuation Designee becomes aware of the material matter, including notification by a third party of a material matter.

Examples of material matters would include a significant deficiency or material weakness in the design or effectiveness of a fair value determination process or material error in calculating net asset value.

RECORDKEEPING

Valuation Designee will be required to maintain appropriate documentation to support fair value determinations made pursuant to these procedures.

The reports must include records and other information including a specific list of the investments or investment types for which the Valuation Designee has been designated.

Records must be kept for a period of six years, first two years in an easily accessible place.

ANNUAL REVIEW OF PROCEDURES

These procedures will be reviewed by Valuation Designee at least annually and revised as deemed necessary or appropriate. Any proposed revisions will be presented to the Board for approval at the next regularly scheduled meeting.

SCHEDULE A

Acuitas Investments, LLC

Valuation Designee

Name	Title	Contact Information	Role/Valuation Function
Lisa Thenell	CCO/COO	lthenell@acuitasinvestments.com	Chair of Pricing Committee Voting Member
Matt Nieman	PM	mnieman@acuitasinvestments.com	Non-Voting member
TBD	Senior Operations Analyst	TBD	Voting member
Dennis Jensen	Director of Research	djensen@acuitasinvestments.com	Substitute (Non-Voting) member

Page 86